UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLACK CACTUS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation or organization)

8000

(Primary Standard Industrial Classification Code Number)

46-2500923

(I.R.S. Employer Identification Number)

8275 S. Eastern Avenue, Suite 200

Las Vegas, NV 89123

(702) 724-2643

(Address and telephone number of registrant’s principal

executive offices and principal place of business)

Jocelyn Nicholas

3811 Alden Way

Sarasota, FL 34232

(941) 650-3848

(Name, address and telephone number of agent for service)

Communication Copies to:

Poole & Shaffery, LLP

Claudia J. McDowell, Esq.

25350 Magic Mountain Parkway Suite 250

Santa Clarita, California 91355

(661) 290-2991

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 424, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ ]
Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share, issued as Commitment Shares (as defined below)	2,793,296		$0.11	$307,262.56	$38.26
Common Stock, $0.0001 par value per share, issuable upon conversion of the Notes (as defined below)	48,400,470	(3)	$0.11	$5,324,051.70	$662.84
Common Stock, $0.0001 par value per share, issuable upon exercise of the November Warrant (as defined below)	7,894,737	(3)	$0.11	$864,421.07	$108.12
Common Stock, $0.0001 par value per share, issuable upon exercise of the FA Warrant (as defined below)	560,717	(3)	$0.11	$61,678.87	$7.68
Common Stock, $0.0001 par value per share, issuable upon exercise of the April Warrants (as defined below)	85,000,000	(3)	$0.11	$9,350,000	$1,164.08

Total	144,649,220		$0.11	$15,911,414.20	$1,980.98

(1)

All shares registered pursuant to this registration statement are to be offered by the Selling Security Holder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional shares of the registrant’s Common Stock, $0.0001 par value per share, issued to prevent dilution resulting from stock splits, stock dividends or similar events.

(2)

Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the registrant’s Common Stock on the NASDAQ Capital Market on April 19, 2018, which date is within five (5) business days of the filing of this registration statement.

(3)

Represents shares of the registrant’s Common Stock issuable upon conversion or exercise of notes and warrants to purchase shares of Common Stock, respectively. Such notes and warrants have been issued to the Selling Security Holders named in this registration statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(A) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(A), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL [__], 2018

BLACK CACTUS GLOBAL, INC.

144,649,220 Shares of Common Stock

This prospectus relates to the offer and resale of up to: (i) 2,793,296 shares of our common stock, par value $0.0001 per share (the “Common Stock”) issued to Bellridge Capital, L.P. (“Bellridge”) as a commitment fee (the “Commitment Shares”); (ii) 48,400,470 shares of Common Stock underlying those certain Senior Secured Convertible Promissory Notes (the “Notes”) issuable to Bellridge; (iii) 7,894,737 shares of Common Stock underlying that certain common stock purchase warrant (the “November Warrant”) issued to Bellridge; (iv) 560,717 shares of Common Stock underlying that certain financial advisor warrant to purchase common stock (the “FA Warrant”) issued to Aegis Capital Corp., the exclusive financial advisor to the Company (“Aegis”), as part of Aegis’ financial advisory fee; (v) 28,339,000 shares of Common Stock underlying that certain common stock purchase warrant (the “First April Warrant”) issued to Bellridge; (vi) 28,330,500 shares of Common Stock underlying that certain common stock purchase warrant (the “Second April Warrant”) issued to Bellridge; and (vii) 28,330,500 shares of common stock underlying that certain Common Stock purchase warrant (the “Third April Warrant”; together with the First April Warrant and the second April Warrant, the “April Warrants”) issued to Bellridge.  The Commitment Shares, the Notes, and the November Warrant were issued and/or will be issued to Bellridge pursuant to that that certain Securities Purchase Agreement, dated November 27, 2017, as amended by that certain Amendment to Securities Purchase Agreement, dated April 5, 2018 (collectively, the “November Purchase Agreement”), between the Company and Bellridge.  The FA Warrant was issued to Aegis pursuant to that certain Financial Advisory Agreement, dated November 8, 2017 (the “FA Agreement), between the Company and Aegis.  The April Warrants were issued to Bellridge pursuant to that certain Securities Purchase Agreement, dated April 5, 2018, as amended by that certain Amendment to Securities Purchase Agreement, dated April 13, 2018 (collectively, the “April Purchase Agreement”), between the Company and Bellridge.  The November Warrant, the FA Warrant, and the April Warrants, are collectively referred to herein in the “Warrants”.  Bellridge and Aegis are collectively referred to herein as the “Selling Security Holders” and each a “Selling Security Holder”.

We will not receive any of the proceeds from the sale of the Common Stock by the Selling Security Holders; however, we will receive the proceeds from any warrants exercised (if not on a cashless basis) as described herein.

The Selling Security Holders identified in this prospectus may offer the shares of Common Stock from time to time through public or private transactions at prevailing market prices or at privately negotiated prices. The Selling Security Holders can offer all, some or none of its shares of Common Stock, thus we have no way of determining the number of shares of Common Stock it will hold after this offering. See “Plan of Distribution.”

Our Common Stock is currently quoted on the OTCQB under the symbol “BLGI”. On April 19, 2018, the last reported sale price of our Common Stock on the OTCQB was $0.11.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________, 2018

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the Securities and Exchange Commission, or SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before making your investment decision.

You should rely only on the information provided in this prospectus or in any prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the Selling Security Holders, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the Selling Security Holders, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we, nor the Selling Security Holders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

Information contained in, and that can be accessed through, our web site, www.blackcactusglobal.com, does not constitute part of this prospectus.

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts, in particular, are estimates only and may be inaccurate, especially over long periods of time. In addition, the underwriters have not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all of the information you should consider before investing in our Common Stock. You should read the entire prospectus before making an investment decision. Throughout this prospectus, the terms the “Company”, “Black Cactus Global”, “we,” “us,” “our,” and “our company” refer to Black Cactus Global, Inc., a Florida corporation.

Company Overview

Black Cactus Global, Inc. formerly known as Envoy Group Corp. (the “Company”) is a technology development company with a focus on Blockchain, machine learning, crypto currency, and the Internet of Things.  We specialize in global development and consulting projects in our key development areas of fintech, digital media, financial services, KYC, AML, cyber security, and healthcare.

The Company is developing state-of-the-art Blockchain solutions and applications for Fintech, Healthcare, Media and Supply Chain using smart contracts and machine learning.  The Company’s products and services currently under development include the first fully functional Fiat/Digital Global Financial Trading Platform, a cryptocurrency debit/credit card, know your customer (KYC) identity verification system, as well as versatile Video and Music Blockchain based platform that allows artists and companies get their work out to over 100 online services.

In December 2017, the Company acquired an exclusive software license for the Black Cactus blockchain development software platform and related intellectual property (the “Software”) and the Agreement includes a contract with the CEO of Black Cactus LLC to become a Director and Officer of the Company.  The Company plans to use the Software platform to create a crypto trading exchange to support crypto and fiat currencies, music publishing, distribution, supply chain, medical research and trials.

Company Information

The Company was incorporated in the State of Florida on April 8, 2013. The address of the head office is Suite 200, 8275 South Eastern Avenue, Las Vegas, Nevada 89123. On December 4, 2017, the Company changed its name to “Black Cactus Global, Inc.”.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act since we went public in the US in July 2013. We will remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenue exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Pursuant to Section 102 of the JOBS Act, we have provided reduced executive compensation disclosure and have omitted a compensation discussion and analysis from this Report. Pursuant to Section 107 of the JOBS Act, we have elected to utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Where You Can Find Us

Our executive offices are located at 8275 S. Eastern Avenue, Suite 200, Las Vegas, Nevada 89123, and our telephone number is (702) 724-2643. Our website address is www.blackcactusglobal.com. Information contained on our website does not form part of this prospectus and is intended for informational purposes only.

Recent Developments

Since acquiring the software license from Black Cactus LLC, the Company has been focusing on launching the Software.  Black Cactus Global is a technology development company with a focus on Blockchain, machine learning, crypto currency, and the Internet of Things.  We specialize in global development and consulting projects in our key development areas of fintech, digital media, financial services, KYC, AML, cyber security, and healthcare.

Our mission is to pioneer the application of blockchain and overlapping technologies to protect IP and the security of data and financial transactions.

THE OFFERING

Common Stock to be offered by the Selling Security Holders

144,649,220 shares of Common Stock consisting of:

   ●   2,793,296 shares of Common Stock issued as a Commitment Shares;

   ●   48,400,470 shares of Common Stock, issuable upon conversion of the Notes;

   ●   7,894,737 shares of Common Stock, issuable upon exercise of the November Warrant;

   ●   560,717 shares of Common Stock, issuable upon exercise of the FA Warrant; and

   ●   85,000,000 shares of Common Stock, issuable upon exercise of the April Warrants.

Common Stock outstanding before the offering	166,043,296 shares of Common Stock.

Common Stock to be outstanding after giving effect to the issuance of 144,649,220 shares of Common Stock	307,889,220

Use of Proceeds

We will not receive any of the proceeds from any sale of the shares of Common Stock by the Selling Security Holders. We may receive proceeds in the event any of the November Warrants, the FA Warrant, or the April Warrants are exercised.  See “Use of Proceeds.”

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

Trading Symbol	The Company’s Common Stock is quoted on the OTC Markets QB Market quotation service platform under the symbol “BLGI”.

The number of shares of Common Stock outstanding is based on an aggregate of 166,043,296 shares outstanding as of April 23, 2018, and excludes the Commitment Shares, the shares of Common Stock issuable upon conversion of the Notes, and the shares of Common Stock issuable upon exercise of the November Warrant, the FA Warrant, and the April Warrants.

For a more detailed description of the Commitment Shares, the November Warrants, the FA Warrant, and the November Purchase Agreement, see “November Private Placement”. For a more detailed description of the April Warrants and the April Purchase Agreement, see “April Private Placement”.

SUMMARY FINANCIAL DATA

Statement of Operations Data:

	Nine Months Ended January 31,		Year Ended April 30
	2017	2016	2017	2016

Revenue	$—	$—	$—	$—

Operating expenses:
Professional fees	142,683	—	25,069	28,927
General and administrative expenses	71,267	48,096	56,965	10,443
Black Cactus License Fee	6,600,000	—	—	—
Consulting	1,638,639	—	—	—
Product Development and Website Cost	2,349,123	—	—	—
Investor Relations	78,917	—	—	—
Total operating expenses	10,880,629	48,096	81,974	39,370
Other income (expenses):
Accretion of discounts on convertible debentures	(12,161)	—	—	—
Interest expense	(4,037)	—	—	—
Other expense	—	—	—	—
Total other expenses	(16,198)	—	—	—
Net loss	(10,889,827)	$(48,096)	(81,974)	$(39,370)
Net loss per common share	$(0.10)	$(0.00)	$(0.00)	$(0.00)
Weighted average number of shares outstanding, basic and diluted	113,200,543	80,576,000	80,789,041	80,000,000

Balance Sheet Data:

	January 31, 2018	April 30, 2017

Cash and cash equivalents	$11,556	$3
Prepaid expenses and other assets	388,192	—
Total assets	399,748	3
Total liabilities	1,094,816	105,721
Additional paid-in capital	9,627,699	74,559
Accumulated deficit	(11,099,404)	(202,577)
Total stockholders’ equity (deficit)	$(695,068)	$(105,718)

RISK FACTORS

An investment our Common Stock is highly speculative and involves a high degree of risk. The risk factors described below summarize some of the material risks inherent in an investment in us. These risk factors are not presented in any particular order of significance. Each prospective investor should carefully consider the following risk factors inherent in and affecting our business and the Offering before making an investment decision. You should also refer to the other information set forth in this prospectus and to the risk factors in our SEC filings.

Risks Related to Our Business and Industry

We are a company with a limited operating history and our future profitability is uncertain. We anticipate future losses and negative cash flow, which may limit or delay our ability to become profitable.

We are a company with a limited operating history and have not generated any revenues to date. We may never generate significant revenues. We have incurred losses since our inception and expect to experience operating losses and negative cash flow for the foreseeable future. As of January 31, 2018, we had a total accumulated deficit of $(11,099,404). Due to certain risks, we anticipate our losses will continue to increase from current levels. Such risks include, but are not limited to, dependence on the growth of use of technology and services, the need to establish the viability of our technologies through testing and through acceptance by the public. To address these risks, we must continue to revise and upgrade our software and seek recognition of our products in the areas of fintech, digital media, financial services, KYC, AML, cyber security and healthcare.  We must also attract, retain, and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could lead to an inability to meet our financial obligations and therefore result in bankruptcy and the loss of your entire investment in our common shares.

We have a limited operating history.

The Company was incorporated under the laws of the State of Florida on April 8, 2013 and has engaged in limited operations to date. Accordingly, the Company has only a limited operating history with which you can evaluate its business and prospects. An investor in the Company must consider its business and prospects in light of the risks, uncertainties and difficulties frequently encountered by early-stage companies, including limited capital, delays in product development, possible marketing and sales obstacles and delays, inability to gain customer and merchant acceptance or inability to achieve significant distribution of our products and services to customers. The Company cannot be certain that it will successfully address these risks. Its failure to address any of these risks could have a material adverse effect on its business.

Risks related to liquidity and capital resources.

Our independent registered public accounting firm for the fiscal year ended April 30, 2017 has included an explanatory paragraph in their opinion that accompanies our audited financial statements as of and for the year ended April 30, 2017, indicating that our historical losses, working capital deficit and accumulated deficit raises substantial doubt about our ability to continue as a going concern. If we are unable to improve our liquidity position, we may not be able to continue as a going concern. The accompanying financial statements do not include any adjustments that might result if we are unable to continue as a going concern and, therefore, be required to realize our assets and discharge our liabilities other than in the normal course of business which could cause investors to suffer the loss of all or a substantial portion of their investment.

We may incur substantial costs related to product-related liabilities.

We license our software from Black Cactus Holdings, LLC (“Black Cactus Holdings”) as its exclusive licensee.  We sub-license the software to other companies.  This software and software platforms are intended to be used for of fintech, digital media, financial services, KYC, AML, cyber security, and healthcare. We attempt to limit by contract our liability; however, the limitations of liability set forth in the contracts may not be enforceable or may not otherwise protect us from liability for damages. We may also be subject to claims that are not covered by contract. Although we intend to maintain liability insurance coverage, there can be no assurance that such coverage will cover any particular claim that has been brought or that may be brought in the future, that such coverage will prove to be adequate or that such coverage will continue to remain available on acceptable terms, if at all. A successful material claim, or series of claims brought against us, if uninsured or under-insured, could materially harm our business, results of operations and financial condition. Product-related claims, even if not successful, could damage our reputation, cause us to lose existing clients, limit our ability to obtain new clients, divert management’s attention from operations, result in significant revenue loss, create potential liabilities for our clients and us and increase insurance and other operational costs.

We currently have a limited executive management group managing the financial controls of the Company.

We have a Chief Executive Officer, Lawrence Cummins, and a Chief Financial Officer, Harpreet Sangha, who are responsible for monitoring and ensuring compliance with our internal control procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon the reporting may make an uninformed investment decision.

We may encounter numerous difficulties frequently encountered by companies in the early stage of operations.

We have a limited operating history upon which an investor can evaluate our current business and future prospects. Any potential investor must consider the risks and difficulties frequently encountered by early-stage companies. Historically, there has been a high failure rate among early-stage companies. Our future performance will depend upon a number of factors, including our ability to:

●	generate revenues and implement our business plan and growth strategy;

●	attract and retain marketing and commercial sponsors;

●	aggressively counter and respond to actions by our competitors;

●	maintain adequate control of our expenses;

●	attract, retain and motivate qualified personnel;

●	react to industry preferences and demands;

●	maintain regulatory compliance; and

●	generate sufficient working capital through our operations or through issuance of additional debt or equity financing, and to continue as a going concern.

We cannot assure investors that we will successfully address any of these factors, and our failure to do so could have a material adverse effect on our business, financial condition, results of operations and future prospects.

The loss of the services of our key management and personnel or the failure to attract additional key personnel could adversely affect our ability to operate our business.

A loss of one or more of our current officers or key employees could severely and negatively impact our operations. We have no present intention of obtaining key-man life insurance on any of our executive officers or management. Additionally, competition for highly skilled technical, managerial and other personnel is intense. As our business develops, we might not be able to attract, hire, train, retain and motivate the highly skilled managers and employees we need to be successful. If we fail to attract and retain the necessary technical and managerial personnel, our business will suffer and might fail.

Our limited operating history could delay our growth and result in the loss of your investment.

We were incorporated in 2013. However, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their growth stage of development. Such risks include, but are not limited to, dependence on the growth of use of technology and services, complete software platform development and obtaining industry acceptance while responding to competitive developments and attracting, retaining, and motivating qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could lead to an inability to meet our financial obligations and therefore result in bankruptcy and the loss of your entire investment in our common shares.

Our ability to implement and manage growth strategy is uncertain.

We plan on expanding the market segments in which we plan to operate.  Implementation of our growth strategy may impose significant strain on our management, operating systems and financial resources.

Failure by the Company to manage its growth, or unexpected difficulties encountered during expansion into different markets, could have a materially adverse impact on our results of operations or financial condition. Our ability to continue to operate our business depends upon a number of factors, including (i) generating sufficient funds for operations, (ii) our executive management team and our financial and accounting controls, and (iii) staffing, training and retaining skilled on-site management personnel. Certain of these factors are beyond our control and may be affected by the economy or actions taken by competing companies. Further, there can be no assurance that our market analysis and proprietary business data will continue to support our current marketing plans.

We may not be able to retain our key personnel or attract additional personnel, which could affect our ability to further innovate and expand our software platforms and obtain industry and customer acceptance of our software so that we can generate revenue sufficient to continue as a going concern diminishing your return on investment.

Our performance is substantially dependent on the services and on the performance of our Management. Black Cactus Global is, and will be, heavily dependent on the skill, acumen and services of our key executives. Our performance also depends on our ability to attract, hire, retain and motivate our officers and key employees. The loss of the services of our executives could result in lost revenue depending on the length of time and effort required to find qualified replacements. We have not entered into long-term employment agreements with any of our key personnel and currently have no “Key Employee” life insurance policies.

Our future success may also depend on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing and customer service personnel.

Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, assimilate or retain sufficiently qualified personnel. If we are unable to attract, retain, and train the necessary technical, managerial, marketing and customer service personnel, our expectations of increasing our clientele could be hindered, and the profitability of Black Cactus Global reduced.

As the Company intends to be conducting international business transactions, it will be exposed to local business risks in different countries, which could have a material adverse effect on its financial condition or results of operations.

The Company intends to promote and sell the software licensed to it internationally by virtue of the global access to its software platform and it expects to have customers located in several countries. The Company’s international operations will be subject to risks inherent in doing business in foreign countries, including, but not necessarily limited to:

●	New and different legal and regulatory requirements in local jurisdictions;

●	Potentially adverse tax consequences, including imposition or increase of taxes on transactions or withholding and other taxes on remittances and other payments by subsidiaries;

●	Risk of nationalization of private enterprises by foreign governments;

●	Legal restrictions on doing business in or with certain nations, certain parties and/or certain products; and,

●	Local economic, political and social conditions, including the possibility of hyperinflationary conditions and political instability.

The Company may not be successful in developing and implementing policies and strategies to address the foregoing factors in a timely and effective manner in the locations where it will do business. Consequently, the occurrence of one or more of the foregoing factors could have a material adverse effect on its base operations and upon its financial condition and results of operations.

Since our products may be available over the Internet in foreign countries and the Company may have customers residing in foreign countries, foreign jurisdictions may require it to qualify to do business in their country. It will be required to comply with certain laws and regulations of each country in which it conducts business, including laws and regulations currently in place or which may be enacted related to Internet services available to the residents of each country from online sites located elsewhere.

The Company’s operations in developing markets could expose it to political, economic and regulatory risks that are greater than those it may face in established markets. Further, its international operations may require it to comply with additional United States and international regulations.

For example, it may be required to comply with the Foreign Corrupt Practices Act, or “FCPA,” which prohibits companies or their agents and employees from providing anything of value to a foreign official or agent thereof for the purposes of influencing any act or decision of these individuals in their official capacity to help obtain or retain business, direct business to any person or corporate entity or obtain any unfair advantage. The Company may operate in some nations that have experienced significant levels of governmental corruption. Its employees, agents and contractors, including companies to which it outsources business operations, may take actions in violation of its policies and legal requirements. Such violations, even if prohibited by its policies and procedures, could have an adverse effect on its business and reputation. Any failure by the Company to ensure that its employees and agents comply with the FCPA and applicable laws and regulations in foreign jurisdictions could result in substantial civil and criminal penalties or restrictions on its ability to conduct business in certain foreign jurisdictions, and its results of operations and financial condition could be materially and adversely affected.

We may not have the financial resources to litigate should actions arise involving our intellectual property rights or patent applications.

We sub-license Black Cactus Holding’s software and platform and Black Cactus Holdings has or will make the appropriate filings to protect its’ intellectual property, future patent rights, and trademarks which relate to our business model. However, patent and intellectual property legal issues for the software and platform we license are complex and currently evolving. We are not certain that Black Cactus Holdings will be able to maintain its future patent rights and intellectual property which may affect our business and plan of operations.  Patent applications are secret until patents are issued in the United States, or published in other countries, therefore, Black Cactus Holdings cannot be sure that it is first to file any patent application for its software. Should any of its patent claims be compromised or if, for example, one of our competitors has filed or obtained a patent before Black Cactus Holding’s claims have been protected, or should a competitor with more resources desire to litigate and force us to defend or prosecute any future patent rights, our ability to develop the market for these products could be compromised, for we do not have the financial resources to litigate actions involving patents and copyrights.

We may be subject to litigation that will be costly to defend or pursue and uncertain in its outcome.

Our business may bring us into conflict with our licensees, licensors or others with whom we have contractual or other business relationships, or with our competitors or others whose interests differ from ours. If we are unable to resolve those conflicts on terms that are satisfactory to all parties, we may become involved in litigation brought by or against us. That litigation is likely to be expensive and may require a significant amount of management’s time and attention, at the expense of other aspects of our business. The outcome of litigation is always uncertain, and in some cases, could include judgments against us that require us to pay damages, enjoin us from certain activities, or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business and financial condition.

We have no liability insurance, which leaves us vulnerable to future claims we will be unable to satisfy.

The development, testing, marketing and sale of the software products in the various financial, healthcare and technology industries entail an inherent risk of product liability claims, and we cannot assure you that substantial product liability claims will not be asserted against us. In the event we are forced to expend significant funds on defending product liability actions, and in the event those funds come from operating capital, we will be required to reduce our business activities, which could lead to significant losses. We cannot assure you that adequate insurance coverage will be available in the future on acceptable terms, if at all, or that, if available, we will be able to maintain any such insurance at sufficient levels of coverage or that any such insurance will provide adequate protection against potential liabilities. Whether or not a product liability insurance policy is obtained or maintained in the future, any product liability claim could harm our business or financial condition.

Risks Relating to Our Reliance on Third Parties

Because our business involves software, our business tends to be capital intensive.

We are likely to require additional capital to maintain operations or expand our business. We have not made any arrangements to obtain any additional financing. Any additional financing may only be available on terms unfavorable to us and disadvantageous to our shareholders.

The protection from future patents is uncertain.

We will rely on patents and trade secrets for the protection of Black Cactus Holding’s intellectual property. The issuance of a patent by the Patent Office does not ensure that the patent will be upheld if it is challenged in litigation or that the patent will not be found to infringe upon patents validly issued to others. We could be exposed to substantial litigation expense defending their intellectual property as well as liability to others.

Our proposed products may become technologically obsolete.

The software market for Blockchain applications is characterized by extensive research and development activities as this field continues to grow and expand.  New developments are expected to continue at a rapid pace and there can be no assurance that new discoveries will not render our products, processes and devices uneconomical or obsolete. The likelihood of success for our products must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development of new software applications and products and their level of acceptance by various industries.

We may encounter liabilities involving customers and third parties.

The licensing of software products and applications can result in claims for damages if a product causes harm or fails to perform as promised. Although we have not been subject to any such claim, no assurance can be given that such claims will not be made in the future or that we can obtain any insurance coverage. If we were subject to an uncovered claim, our assets could be greatly reduced.

We depend on our collaborators to help us develop and test the proprietary software which we have the exclusive license to develop, and our ability to develop and commercialize that software and related applications may be impaired or delayed if collaborations are unsuccessful.

Our strategy for the development, testing and commercialization of the proprietary software platform and applications may require that we enter into collaborations with consultants, corporate partners, licensors, licensees and others. We are dependent upon the subsequent success of these other parties in performing their respective responsibilities and the continued cooperation of our partners. Our collaborators may not cooperate with us or perform their obligations under our agreements with them. We cannot control the amount and timing of our collaborators’ resources that will be devoted to our research and development activities related to our collaborative agreements with them. Our collaborators may choose to pursue existing or alternative technologies in preference to those being developed in collaboration with us.

Under agreements with collaborators, we may rely significantly on such collaborators to, among other things, design prototypes for and value the intellectual property, and market for us any commercial products that result from our collaborations.

The development and commercialization of the proprietary software platform and applications will be delayed if collaborators fail to conduct these activities in a timely manner, or at all. In addition, our collaborators could terminate their agreements with us and we may not receive any development or milestone payments. If we do not achieve milestones set forth in the agreements, or if our collaborators breach or terminate their collaborative agreements with us, our business may be materially harmed.

We intend to continue strategic business acquisitions and other combinations, which are subject to inherent risks.

In order to expand our solutions, services, and grow our market and client base, we may continue to seek and complete strategic business acquisitions and other combinations that we believe are complementary to our business. Acquisitions have inherent risks which may have a material adverse effect on our business, financial condition, operating results or prospects, including, but not limited to: 1) failure to successfully integrate the business and financial operations, services, intellectual property, solutions or personnel of an acquired business and to maintain uniform standard controls, policies and procedures; 2) diversion of management’s attention from other business concerns; 3) entry into markets in which we have little or no direct prior experience; 4) failure to achieve projected synergies and performance targets; 5) loss of clients or key personnel; 6) incurrence of debt or assumption of known and unknown liabilities; 7) write-off of software development costs, goodwill, client lists and amortization of expenses related to intangible assets; 8) dilutive issuances of equity securities; and, 9) accounting deficiencies that could arise in connection with, or as a result of, the acquisition of an acquired company, including issues related to internal control over financial reporting and the time and cost associated with remedying such deficiencies. If we fail to successfully integrate acquired businesses or fail to implement our business strategies with respect to these acquisitions, we may not be able to achieve projected results or support the amount of consideration paid for such acquired businesses.

Volatility and disruption resulting from global economic conditions could negatively affect our business, results of operations and financial condition.

Although certain indices and economic data have shown signs of stabilization in the United States and certain global markets, there can be no assurance that these improvements will be broad-based or sustainable, nor is it clear how, if at all, they will affect the markets relevant to us. As a result, our operating results may be impacted by the health of the global economy. Volatility and disruption in global capital and credit markets may lead to slowdowns or declines in client spending which could adversely affect our business and financial performance. Our business and financial performance, including new business bookings and collection of our accounts receivable, may be adversely affected by current and future economic conditions (including a reduction in the availability of credit, higher energy costs, rising interest rates, financial market volatility and lower than expected economic growth) that cause a slowdown or decline in client spending. Reduced purchases by our clients or changes in payment terms could adversely affect our revenue growth and cause a decrease in our cash flow from operations. Bankruptcies or similar events affecting clients may cause us to incur bad debt expense at levels higher than historically experienced. Further, volatility and disruption in global financial markets may also limit our ability to access the capital markets at a time when we would like, or need, to raise capital, which could have an impact on our ability to react to changing economic and business conditions. Accordingly, if global financial and economic volatility continues or worsens, our business, results of operations and financial condition could be materially and adversely affected.

If we are unable to manage our growth in the new markets in which we offer solutions or services, our business and financial results could suffer.

Our future financial results will depend in part on our ability to profitably manage our business in the new markets that we enter. Difficulties in managing future growth in new markets could have a significant negative impact on our business, financial condition and results of operations.

The further development and acceptance of bitcoins and other digital currencies and the protocols governing the issuance of transactions in bitcoins and other digital currencies, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate.

The use of digital currencies to, among other things, buy and sell goods and services, is part of a new and rapidly evolving industry that employs digital assets based upon a computer-generated mathematical and/or cryptographic protocol. The growth of this industry is subject to a high degree of uncertainty. The factors affecting the further development of this industry, include, but are not limited to:

●	continued worldwide growth in the adoption and use of digital currencies;

●	government and quasi-government regulation of bitcoins and other digital assets and their use, or restrictions on or regulation of access to and operation of digital asset systems;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●	general economic conditions and the regulatory environment relating to digital assets; and

●	negative consumer perception of cryptocurrencies.

Management of our Company is within the control of the Board of Directors and the officers. You should not purchase our Common Stock unless you are willing to entrust management of our Company to these individuals.

All decisions with respect to the management of the Company will be made by our Board of Directors and our officers, who beneficially own 50.10% of our Common Stock, as calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. Holders of the Common Stock who purchase in this offering will not obtain majority control of the Company. Therefore, management will retain the power to elect a majority of the board of directors who shall, in turn, have the power to appoint the officers of the Company and to determine, in accordance with their fiduciary duties and the business judgment rule, the direction, objectives and policies of the Company including, without limitation, the purchase of businesses or assets; the sale of all or a substantial portion of the assets of the Company; the merger or consolidation of the Company with another corporation; raising additional capital through financing and/or equity sources; the retention of cash reserves for future product development, expansion of our business and/or acquisitions; the filing of registration statements with the Securities and Exchange Commission for offerings of our capital stock; and transactions which may cause or prevent a change in control of the Company or its winding up and dissolution.

Accordingly, no investor should purchase the Common Stock we are offering unless such investor is willing to entrust all aspects of the management of the Company to such individuals.

Our reliance on the activities of our non-employee consultants whose activities are not wholly within our control, may lead to delays in development of our proposed products.

We rely extensively upon and have relationships with consultants. These consultants are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. We have limited control over the activities of these consultants and, except as otherwise required by our collaboration and consulting agreements to the extent they exist, can expect only limited amounts of their time to be dedicated to our activities.

Risks Related to Cryptocurrency

The further development and acceptance of blockchain networks, which are part of a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have a material adverse effect on successful development

The growth of the blockchain industry, in general, as well as the blockchain networks on which the Company will rely upon in its business operations are subject to a high degree of uncertainty. A decline in the popularity or acceptance of cryptocurrencies such as Bitcoin or Ethereum would adversely affect the Company’s results of operations, the development, launch and/or operations of the Company. Factors that affect the development of the cryptocurrency industry and blockchain networks, include, but are not limited to:

●	worldwide growth in the adoption and use of Bitcoin, Ethereum, and other blockchain technologies;

●

government and quasi-government regulation of Bitcoin, Ethereum, and other blockchain assets and their use, or restrictions on or regulation of access to, and operation of blockchain networks or similar systems;

●	the maintenance and development of the open-source software protocol of the Bitcoin or Ethereum networks;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services; and

●	general economic conditions and the regulatory environment relating to cryptocurrencies.

Blockchain networks are based on software protocols that govern peer-to-peer interactions between computers connected to these networks. The suitability of the networks for the Company’s business, depends upon a variety of factors, including, but not limited to:

●	the effectiveness of the informal groups of (often uncompensated) developers contributing to the protocols that underlie the networks;

●	the effectiveness of the network validators (sometimes called “miners”) and the network’s consensus mechanisms to effectively secure the networks against confirmation of invalid transactions;

●	disputes among the developers or validators of the networks;

●	changes in the consensus or validation schemes that underlie the networks, including, without limitation, shifts between so-called “proof of work” and “proof of stake” schemes;

●	the failure of cybersecurity controls or security breaches of the networks;

●	the existence of other competing and operational versions of the networks, including, without limitation, so-called “forked” networks;

●	the existence of undiscovered technical flaws in the networks;

●	the development of new or existing hardware, software tools, or mechanisms that could negatively impact the functionality of the systems;

●	the price of blockchain assets associated with the networks;

●	intellectual property rights-based claims or other claims against the networks’ participants; and

●	the maturity of the computer software programming languages used in connection with the networks.

Unfavorable developments or characteristics of any of the above circumstances could adversely affect the Company’s business, the development, launch and/or operations of the Company.

The regulatory regime governing blockchain technologies, cryptocurrencies, tokens, and token offerings is uncertain. Developments in regulations in the United States or in other jurisdictions may alter the nature of the Company’s business or restrict the use of blockchain assets or the operation of a blockchain network upon which the Company and its business will rely in a manner that adversely affects the Company’s business, the development and/or operation of the Company.

As blockchain networks and blockchain assets have grown in popularity and in market size, federal and state agencies have begun to take an interest in, and, in some cases, regulate their use and operation. In the case of virtual currencies, US state regulators like the New York Department of Financial Services, have created new regulatory frameworks. Other states, such as Texas, have published guidance as to how their existing regulatory frameworks apply to virtual currencies. Other states have amended their state’s statutes to apply existing licensing regimes to virtual currencies. Treatment of virtual currencies continues to evolve under US federal law as well. Both the US Department of the Treasury and the CFTC, for example, have published guidance on the treatment of virtual currencies like Bitcoin. Further, the IRS released guidance on virtual currencies classifying Bitcoin and Ether as property for the purposes of US federal income taxes. Both US federal and state agencies have instituted enforcement actions against those violating their interpretation of existing laws.

The regulation of non-currency use of blockchain assets is of particular relevance to the Company’s business and the software upon which it will rely.  Neither the SEC nor the CFTC has formally asserted regulatory authority over any particular blockchain network. The CFTC has publicly taken the position that certain blockchain assets are commodities, but the SEC has not officially taken the position all blockchain assets are securities; rather, it is a facts and circumstances test. To the extent that a US government or quasi-governmental agency exerts regulatory authority over a blockchain network, including one upon which the Company’s business relies, or a blockchain asset, the Company’s business and the functionality of the Company may be adversely affected.

On July 25, 2017, the SEC issued an investigative report cautioning market participants that offers and sales of digital assets by “virtual” organizations are subject to the requirements of the US federal securities laws. The report, entitled “Report of Investigation Pursuant to Section 21(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”: The DAO” (the “DAO Report”), found that tokens offered and sold by a “virtual” organization known as “The DAO” were securities and were therefore subject to the US federal securities laws. The DAO Report confirmed that issuers of distributed ledger or blockchain technology-based securities must register offers and sales of such securities unless a valid exemption applies.

Certain non-US regulators have also released statements or issued some form of guidance regarding their position on “initial coin offerings” and token sales. The Company’s business, the development, launch and/or operations of the Company could be adversely affected by regulations that restrict the use of cryptocurrencies or digital assets.

Developments in foreign regulations and laws may alter the nature of the Company’s business or restrict the operation of a blockchain network upon which the Company relies, including the use of blockchain assets, in a manner that adversely affects our business.

Blockchain networks currently face an uncertain regulatory landscape in not only the United States, but also in many foreign jurisdictions, which have issued guidelines or regulatory communications regarding cryptocurrencies, digital assets and “initial coin offerings” and are still working on ways to regulate this industry. Various foreign jurisdictions may, in the near future, adopt laws, regulations, or directives that affect the Ethereum network and its users, particularly Ether exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations, or directives may conflict with those of the United States, or may directly and negatively impact the Company’s business, the development, launch and/or operations of the Company. The effect of any future regulatory change is impossible to predict, but such change could be substantial and adverse to the Company’s business, the development, launch and/or operations of the Company and the development of the Company. Developments in US commercial and corporate laws may alter the nature of the Company’s business or the development or operation of the software in a manner that adversely affects the Company’s business.

Risks of unfavorable regulatory action in one or more jurisdictions.

Blockchain technologies and cryptocurrencies have been the subject of scrutiny by various regulatory bodies around the world. The Company could be impacted by one or more regulatory inquiries or actions, including but not limited to restrictions on the use of blockchain technology, which could impede or limit the development of our anticipated blockchain technology solutions.

Competitive risks and alternative platforms.

Blockchain industry is highly competitive and should intensify in the future. There are many platforms that enable the use of blockchain technologies in the payments ecosystem. Additional competitors are likely to enter the industry in the future. There is also competition from the traditional payment networks, all of which could potentially negatively impact the Company.

We may not be able to develop new products or enhance the capabilities related to blockchain technology that is being developed by the Company to keep pace with our industry’s rapidly changing technology and customer requirements.

The industry for blockchain technology is characterized by rapid technological changes, new product introductions, enhancements, and evolving industry standards. Our business prospects depend on our ability to develop new products and applications for our technology in new markets that develop as a result of technological and scientific advances, while improving performance and cost-effectiveness. New technologies, techniques or products could emerge that might offer better combinations of price and performance than the blockchain technology solutions that are being developed by the Company. It is important that we anticipate changes in technology and market demand. If we do not successfully innovate and introduce new technology into our anticipated technology solutions or effectively manage the transitions of our technology to new product offerings, our business, financial condition and results of operations could be harmed.

Risks associated with unauthorized access.

Third parties that gains access to a user’s login credentials or private keys may be able to transfer the user’s value. To minimize this risk, the users should guard against unauthorized access to their electronic devices.

Risks that our anticipated blockchain technology solutions, as developed, will not meet the expectations of its target audience.

Our anticipated blockchain technology solutions are presently under development and may undergo significant changes before beta and/or final release. Any expectations regarding the form and functionality of our anticipated blockchain technology solutions may not be met upon release, for any number of reasons including change in the design and implementation plans and execution.

Risks of theft and hacking.

Hackers or other groups or organizations may attempt to interfere with the blockchain technology or the availability of our anticipated blockchain technology solutions in any number of ways, including without limitation denial of service attacks, Sybil attacks, spoofing, smurfing, malware attacks, or consensus-based attacks. The Company expects to spend significant resources to consistently penetrate test and monitor its technology to prevent any such threats.

Risk of security weaknesses in the core infrastructure and software.

Some parts of the core software may be based on open-source software. There is a risk that the development team, or other third parties may intentionally or unintentionally introduce weaknesses or bugs into the core infrastructure elements of our anticipated blockchain technology solutions interfering with the use of or causing the loss to the Company.

Risk of weaknesses or exploitable breakthroughs in the field of cryptography.

Advances in cryptography, or technical advances such as the development of quantum computers, could present risks to cryptocurrencies and network, which could result in theft or loss.

We may require additional capital to fully utilize its business plan on a going forward basis as the Company develops and deploys its anticipated blockchain technology solutions and related ecosystem.

While the Company expects that funding of the project will be from future financings, including the Notes, the Company has yet to approximate its capital needs and might require additional capital to fully utilize its business plan on a go forward basis as the Company develops and deploys the ecosystem, cost of development of the ecosystem, value-added solutions as well as deployment and distribution costs. There is no assurance that the Company will be able to obtain any such additional capital in sufficient amounts or on acceptable terms when needed.

If regulatory changes or interpretations require the regulation of digital currencies under the Securities Act of 1933, as amended (the “Securities Act”) and Investment Company Act of 1940, as amended (the Investment Company Act”) by the SEC, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation and SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which cryptocurrencies are treated for classification and clearing purposes. In particular, digital currencies may not be excluded from the definition of “security” by SEC rulemaking or interpretation. As of the date of this prospectus, we are not aware of any rules or interpretations that have been proposed to regulate bitcoins as securities. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us.

To the extent that cryptocurrencies are deemed by the SEC to fall within the definition of a security, we may be required to register and comply with additional regulation under the Investment Company Act, including additional periodic reporting and disclosure standards and requirements and the registration of our Company as an investment company. Additionally, one or more states may conclude cryptocurrencies are a security under state securities laws which would require registration under state laws including merit review laws which would adversely impact us since we would likely not comply. Such additional registrations may result in extraordinary, non-recurring expenses of our Company, thereby materially and adversely impacting an investment in our Company. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease all or certain parts of our operations. Any such action may adversely affect an investment in us.

Risks Related to Common Stock

The large number of shares eligible for immediate and future sales may depress the price of our stock.

As of the date of this prospectus we have 166,043,296 shares of Common Stock outstanding. Approximately 30,000,000 shares are “free trading” and may serve to overhang the market and depress the price of our Common Stock.

There is currently a limited public market for our Common Stock. Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares.

Our Common Stock trades on the OTCQB Market under the symbol “BLGI”. There has been a limited public market for our Common Stock and an active public market for our Common Stock may not develop. Failure to develop or maintain an active trading market could make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our Common Stock does develop, the market price of our Common Stock may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our Common Stock.

“Penny Stock” rules may make buying or selling our Common Stock difficult. Limitations upon Broker-Dealers Effecting Transactions in “Penny Stocks”

Trading in our Common Stock is subject to material limitations as a consequence of regulations which limit the activities of broker-dealers effecting transactions in “penny stocks.” Pursuant to Rule 3a51-1 under the Exchange Act, our Common Stock is a “penny stock” because it (i) is not listed on any national securities exchange or The NASDAQ Stock Market™, (ii) has a market price of less than $5.00 per share, and (iii) its issuer (the Company) has net tangible assets less than $2,000,000 (if the issuer has been in business for at least three (3) years) or $5,000,000 (if the issuer has been in business for less than three (3) years).

Rule 15g-9 promulgated under the Exchange Act imposes limitations upon trading activities on “penny stocks”, which makes selling our Common Stock more difficult compared to selling securities which are not “penny stocks.” Rule 15a-9 restricts the solicitation of sales of “penny stocks” by broker-dealers unless the broker first (i) obtains from the purchaser information concerning his financial situation, investment experience and investment objectives, (ii) reasonably determines that the purchaser has sufficient knowledge and experience in financial matters that the person is capable of evaluating the risks of investing in “penny stocks”, and (iii) delivers and receives back from the purchaser a manually signed written statement acknowledging the purchaser’s investment experience and financial sophistication.

Rules 15g-2 through 15g-6 promulgated under the Exchange Act require broker-dealers who engage in transactions in “penny stocks” first to provide their customers with a series of disclosures and documents, including (i) a standardized risk disclosure document identifying the risks inherent in investing in “penny stocks”, (ii) all compensation received by the broker-dealer in connection with the transaction, (iii) current quotation prices and other relevant market data, and (iv) monthly account statements reflecting the fair market value of the securities.

There can be no assurance that any broker-dealer which initiates quotations for the Common Stock will continue to do so, and the loss of any such broker-dealer likely would have a material adverse effect on the market price of our Common Stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because our Common Stock is deemed a low-priced “penny stock,” it will be cumbersome for brokers and dealers to trade in our Common Stock, making the market for our Common Stock less liquid and negatively affect the price of our stock.

We will be subject to certain provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), commonly referred to as the “penny stock” rules as defined in Rule 3a51-1. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Since our stock is deemed to be a penny stock, trading is subject to additional sales practice requirements of broker-dealers. These require a broker-dealer to:

●	Deliver to the customer, and obtain a written receipt for, a disclosure document;

●	Disclose certain price information about the stock;

●	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

●	Send monthly statements to customers with market and price information about the penny stock; and

●	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, penny stock rules and FINRA rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our Common Stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

We have paid no dividends.

We never have paid any dividends on our Common Stock and we do not intend to pay any dividends in the foreseeable future.

We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Future issuances of common shares may be adversely affected by the SPA.

The market price of our Common Stock could decline as a result of issuances and sales by us, including pursuant to the Securities Purchase Agreement (the “SPA”), or sales by our existing shareholders, of Common Stock, or the perception that these issuances and sales could occur. Sales by our shareholders might also make it more difficult for us to issue and sell Common Stock at a time and price that we deem appropriate. It is likely that the sale of shares by Bellridge may depress the market price of our Common Stock.

We have the right to issue shares of preferred stock. If we were to issue preferred stock, it is likely to have rights, preferences and privileges that may adversely affect the Common Stock.

We are authorized to issue 10,000,000 shares of preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors. We currently have designated 10,000 shares of Series A Preferred Stock, none of which are issued and outstanding.  Our board of directors is empowered, without shareholder approval, to issue preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock. The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could adversely reduce the voting rights and powers of the Common Stock and the portion of the Company’s assets allocated for distribution to Common Stock holders in a liquidation event, and could also result in dilution in the book value per share of the Common Stock we are offering. The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of the investors in the Common Stock offered hereby. We cannot assure you that the Company will not, under certain circumstances, issue shares of its preferred stock.

Conversions of the Notes may cause dilution to existing shareholders and depress the market price of our Common Stock.

Bellridge has committed to purchase or has purchased $1,500,000 of the Notes. From time to time, Bellridge may convert Notes into shares of our Common Stock at prices below the market price quoted on the OTCQB Market pursuant to the terms of the Notes. As a result, our existing shareholders could experience immediate dilution upon the conversion of Notes by Bellridge. The issuance and sale of the shares upon conversion of the Notes may also have an adverse effect on the market price of the common shares. Bellridge may resell some, if not all, of the shares that we issue to it on conversion of the Notes and such sales could cause the market price of our Common Stock to decline significantly. To the extent of any such decline, any subsequent conversions could require us to issue a greater number of shares to Bellridge in exchange for each dollar amount of Bellridge Note converted. Under these circumstances, the existing shareholders of our company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our Common Stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Bellridge, and because our existing stockholders may disagree with a decision to sell shares to Bellridge at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price.

We are registering an aggregate of 144,649,220 shares of Common Stock for resale including 48,400,470 shares of Common Stock issuable upon the conversion of the Notes (including, without limitation, the anti-dilution clauses contained in the Notes), 7,894,737 shares of Common Stock issuable upon the exercise of the November Warrant (including, without limitation, the anti-dilution clauses contained in the November Warrant), 2,792,267 Commitment Shares issued to Bellridge, 560,717 shares of Common stock issuable upon the exercise of the FA Warrants, and 85,000,000 shares of Common Stock issuable upon the exercise of the April Warrants. The sale of such shares could depress the market price for our Common Stock.

We are registering the resale of an aggregate of 144,649,220 shares of Common Stock under the Registration Statement of which this prospectus forms a part including, 2,793,296 shares of Common Stock issued to Bellridge as a commitment fee, 48,400,470 shares of Common Stock issuable upon the conversion of the Notes, 7,894,737 shares of Common Stock issuable upon the exercise of the November Warrant, 560,717 shares of Common Stock issuable upon the exercise of the FA Warrant, and 85,000,000 shares of Common Stock issuable upon the exercise of the April Warrants. The sale of these shares into the public market by the Selling Security Holders could depress the market price for our Common Stock.

Limitations on director and officer liability and indemnification of our officers and directors by us may discourage stockholders from bringing suit against a director.

Black Cactus Global’s Articles of Incorporation and Bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, the Company’s Articles of Incorporation and Bylaws may provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, contains forward-looking statements that include information relating to future events, future financial performance, strategies, expectations, our competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new products or services; our statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and similar expressions, as well as similar statements in the future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

NOVEMBER PRIVATE PLACEMENT

November Purchase Agreement

On November 27, 2017, the Company entered into a Securities Purchase Agreement (the “Original November Purchase Agreement”), with Bellridge Capital, L.P. (“Bellridge”) pursuant to which the Company agreed to sell to Bellridge an aggregate of $1,500,000 principal amount of Senior Secured Convertible Promissory Notes (the “Notes”) and a Common Stock purchase warrant (the “November Warrant”) to purchase up to 48,400,470 shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”).  On April 5, 2018, the Company entered into an Amendment to Securities Purchase Agreement (the “Amendment”; and together with the “Original November Purchase Agreement”, the “November Purchase Agreement”), with Bellridge, whereby the schedule of tranche funding was amended.  On November 27, 2017, the Company closed the first tranche under the November Purchase Agreement and issued a Note in the principal amount of $500,000 to Bellridge, as well as the November Warrant.  On December 20, 2017, the Company received the second tranche under the November Purchase Agreement and issued a Note in the principal amount of $300,000 to Bellridge.  The Note was issued in April, 2018 with an effective date of December 20, 2017 which is when we received the funds.

Bellridge is obligated to purchase from the Company a Note for the third tranche in the principal amount of $200,000 and a Note for the fourth tranche in the principal amount of $500,000 as follows: within five (5) after the Company receives the first set of comments from the U.S. Securities and Exchange Commission, so long as the comments are reasonable in the sole discretion of Bellridge;  and within five (5) days after the Effectiveness Date (as defined in the November Registration Rights Agreement (as defined below)), respectively.

Bellridge is not required to purchase the third tranche and fourth tranches Notes in the event that: (i) the Company, any of its subsidiaries, or any of the officers or directors of the Company or its subsidiaries commit fraud; (ii) the Company or any of its subsidiaries breach any convents in any of the transaction documents related to the November Purchase Agreement and Notes; (ii) there is an Event of Default (as defined in the Notes) on any closing date with respect to any tranche; and (iv) there is any event of default under any other transaction documents related to the November Purchase Agreement or Notes.

Commitment Shares

As consideration for Bellridge entering into the November Purchase Agreement and agreeing to purchase the Notes and the November Warrant, the Company issued to Bellridge 2,793,296 shares of Common Stock as commitment shares (the “Commitment Shares”).

Notes

The Notes are senior secured obligations of the Company. The Notes rank senior to the Company’s existing and future indebtedness and are secured by all assets of the Company and its subsidiaries, pursuant to a Security Agreement (as defined below) and the IP Security Agreement (as defined below).  Unless earlier converted or redeemed, the Notes will mature one (1) year from their issuance. The Notes bear interest at a rate of 5% per annum, which twelve (12) months’ interest amount is guaranteed.

At any time after issuance of the Notes, so long as there is no event of default under the Notes, the Company may deliver to Bellridge a notice of prepayment with respect to any portion of the principal amount of the Notes, any accrued and unpaid (including, without limitation, guaranteed interest on any outstanding principal), and any other amounts due under the Notes).  If the Company exercises its right to prepay the Notes, the Company will pay to Bellridge an amount in cash equal to the sum of the then outstanding principal amount of the Notes and guaranteed interest as follows: (i) within ninety (90) days of initial issuance date of such Note, a 115% premium; (ii) from the ninety-first (91st) day after initial issuance date of such Note through the one hundred eightieth (180th) after the initial issuance date of such Note, a 110% premium; and (iii) from the one hundred eighty-first first (181st) day after initial issuance date of such Note through the day prior to the maturity date of such Note, a 125% premium.  Bellridge may continue to convert such Note from the date of notice of prepay is given until the date of the prepayment.

The Notes are convertible at any time, in whole or in part, at the option of Bellridge into shares of Common Stock at a conversion price (the “Fixed Conversion Price) equal to the lesser of (i) ten cents ($0.10), and (ii) seventy percent (70%) of the lowest traded price in the twenty (20) consecutive Trading Days (as defined in the Notes) on the Trading Market (as defined in the Notes) prior to the Conversion Date (as defined in the Notes).  The Fixed Conversion Price which is subject to adjustment for full anti-dilution protection, stock dividends, stock splits, combinations or similar events.

In the event of an Event of Default (as defined in the Notes) under the Notes, one hundred thirty-five percent (135%) of the outstanding principal amount of the Notes, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration shall become, at Bellridge’s election, immediately due and payable at its option, in cash or in shares of Common Stock (subject to the Equity Conditions (as defined in the Notes)), at an alternate conversion price of  sixty percent (60%) of the lowest traded price in the twenty (20) consecutive Trading Days (as defined in the Notes) prior to the Conversion Date (as defined in the Notes).  Additionally, the interest rate of the Notes shall then accrue at an additional interest rate equal to the lesser of two percent (2%) per month (twenty-four percent (24%) per annum) or the maximum rate permitted under applicable law.

Bellridge has no right to convert the Notes to the extent that such conversion would result in Bellridge being the beneficial owner in excess of 4.99% (or, upon election of Bellridge, 9.99%), which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until sixty-one (61) days following notice to the Company.

So long as the Notes are outstanding or Bellridge holds any shares of Common Stock issued upon conversion of the Notes, the Company is prohibited from entering into any Variable Rate Transactions (as defined in the Notes).  So long as the Notes are outstanding, the Company is prohibited from entering into any Exchange Transaction (as defined in the Notes).

November Warrant

The November Warrant entitles Bellridge to purchase up to 7,894,737 shares of Common Stock.  The November Warrant is exercisable beginning on May 27, 2018, through the fourth (4th) anniversary of such initial exercisability date. The November Warrant has an initial exercise price equal to the Fixed Conversion Price of the Notes (the “November Exercise Price”).   The November Exercise Price is subject to adjustment for full anti-dilution protection, stock dividends, stock splits, combinations or similar events.

Bellridge has no right to exercise the November Warrant to the extent that such exercise would result in Bellridge being the beneficial owner in excess of 4.99% (or, upon election of Bellridge, 9.99%), which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until sixty-one (61) days following notice to the Company.

So long as the November Warrant is outstanding or Bellridge holds any shares of Common Stock issued upon exercise of the November Warrant, the Company is prohibited from entering into any Variable Rate Transactions (as defined in the November Warrant).  So long as the November Warrant is outstanding, the Company is prohibited from entering into any Exchange Transaction (as defined in the November Warrant).

FA Warrant

The FA Warrant was issued to Aegis Capital Corp. (“Aegis”), the exclusive financial advisor to the Company, pursuant to that certain Financial Advisory Agreement, dated November 8, 2017 (the “FA Agreement), between the Company and Aegis, as partial compensation of Aegis’ advisory fees.  The FA Agreement contains certain terms related to Aegis’ engagement as the Company’s exclusive financial advisor for a period of thee (3) months after November 8, 2017, including, without limitation, Aegis’ advisory fees. The FA Warrant entitles Aegis to purchase up to 560,717 shares of Common Stock.  The FA Warrant is exercisable beginning on the date of its issuance through the sixty (60)-month anniversary of such initial exercisability date. The FA Warrant has an initial exercise price of $0.10 (the “FA Exercise Price”).   The FA Exercise Price is subject to adjustment for full anti-dilution protection, stock dividends, stock splits, combinations or similar events.  Aegis may exercise the FA Warrant on a cashless basis at any time, regardless of whether the shares of Common Stock underlying the FA Warrant are registered on this prospectus.

Aegis has no right to exercise the FA Warrant to the extent that such exercise would result in Aegis being the beneficial owner in excess of 9.99%.

Aegis has certain piggy-back registration rights to demand that the Company register on this prospectus the shares of Common Stock underlying the FA Warrant.  Aegis may also assign some or all of the FA Warrant or the shares of Common stock underlying the FA Warrant to its permitted assigns.

November Registration Rights Agreement

In connection with the sale of the Notes and November Warrant, the Company entered into a Registration Rights Agreement, dated November 27, 2017, as amended by that certain Amendment to Registration Rights Agreement, dated April 13, 2018 (collectively, the “November Registration Rights Agreement”), with Bellridge, pursuant to which the Company agreed to register the shares of Common Stock underlying the Notes and the November Warrant on a Form S-1 registration statement (the “November Registration Statement”) to be filed with the Securities and Exchange Commission within thirty (30) days after the date of the initial closing under the Purchase Agreement (the “November Filing Date”) and to cause the November Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”) within one hundred twenty (120) days following the November Filing Date (the “November Effectiveness Date”).  If certain of its obligations under the November Registration Rights Agreement are not met, the Company is required to pay partial liquidated damages to Bellridge.  The Company did not file the November Registration Statement by the November Filing Date and it will not be declared effective by the November Effectiveness Date.

Security Documents

In connection with the sale of the Notes and November Warrant, the Company entered into a security agreement, dated November 27, 2017 (the “Security Agreement”), between the Company and Bellridge.  Pursuant to the Security Agreement, Bellridge was granted a security interest in all assets of the Company to secure the payment and performance of all obligations of the Company under the Notes, November Warrant, November Purchase Agreement, November Registration Rights Agreement, Security Agreement, IP Security Agreement (as defined below), and the Subsidiary Guarantee (as defined below).

In addition, in connection with the Security Agreement, the Company entered into an Intellectual Property Security Agreement, dated November 27, 2017 (the “IP Security Agreement”), with Bellridge.  Pursuant to the IP Security Agreement, Bellridge was granted a security interest in all intellectual property of the Company to secure the payment and performance of all obligations of the Company under the Notes, November Warrant, November Purchase Agreement, November Registration Rights Agreement, Security Agreement, the IP Security Agreement, and the Subsidiary Guarantee (as defined below).  Further, the Company entered into a Subsidiary Guarantee, dated November 27, 2017 (the “Subsidiary Guarantee”), pursuant to which it agreed that any current or future subsidiaries must guarantee and act as surety for payment of the Notes and other obligations of the Company under the November Warrant, November Purchase Agreement, November Registration Rights Agreement, Security Agreement, IP Security Agreement, and the Subsidiary Guarantee.

APRIL PRIVATE PLACEMENT

April Purchase Agreement

The Company entered into a Securities Purchase Agreement, dated April 5, 2018, as amended by that certain Amendment to Securities Purchase Agreement, dated April 13, 2018 (collectively, the “April Purchase Agreement”), with Bellridge Capital, L.P. (“Bellridge”) pursuant to which the Company sold to Bellridge for $0.003 three (3) common stock purchase warrants to purchase up to 85,000,000 shares of Common Stock as follows: (i) 28,339,000 shares of Common Stock underlying that certain common stock purchase warrant (the “First April Warrant”); (ii) 28,330,500 shares of common stock underlying that certain common stock purchase warrant (the “Second April Warrant”); and (iii) 28,330,500 shares of common stock underlying that certain Common Stock purchase warrant (the “Third April Warrant”; together with the First April Warrant and the second April Warrant, the “April Warrants”).

The April Warrants are exercisable beginning on the date of their issuance through the sixty (60)-month anniversary of such initial exercisability date. The April Warrants have an initial exercise price of $0.10 (the “April Exercise Price”).   The April Exercise Price is subject to adjustment for full anti-dilution protection, stock dividends, stock splits, combinations or similar events.

Bellridge has no right to exercise any of the April Warrants to the extent that such exercise would result in Bellridge being the beneficial owner in excess of 9.99%.

April Registration Rights Agreement

In connection with the sale of the April Warrants, the Company entered into a Registration Rights Agreement, dated April 13, 2018, effective as of April 5, 2018, with Bellridge, pursuant to which the Company agreed to register the shares of Common Stock underlying the April Warrants on a Form S-1 registration statement (the “April Registration Statement”) to be filed with the Securities and Exchange Commission on or prior to April 16, 2018 (the “April Filing Date”) and to cause the April Registration Statement to be declared effective under the Securities Act within one hundred twenty (120) days following the April Filing Date.  If certain of its obligations under the April Registration Rights Agreement are not met, the Company is required to pay partial liquidated damages to Bellridge.

USE OF PROCEEDS

The Selling Security Holders will receive all of the proceeds from the sale of shares of Common Stock under this prospectus. We will not receive any proceeds from these sales. To the extent we receive proceeds from the exercise of the November Warrant, the FA Warrant, and the April Warrants (collectively, the “Warrants”) held by the Selling Security Holders, we will use those proceeds for working capital, retirement of debt, officer salaries, product development and testing.  We have agreed to bear the certain expenses relating to the registration of the shares of Common Stock being register herein for each of the Selling Security Holders.

See “Plan of Distribution” elsewhere in this prospectus for more information.

SELLING SECURITY HOLDERS

This prospectus covers the offering of up to 144,649,220 shares of Common Stock being offered by the Selling Security Holders, which includes the Commitment Shares and shares of Common Stock acquirable upon the conversion or exercise of the Notes and Warrants (as defined below) held by the Selling Security Holders as described herein.  We are registering the shares of Common Stock in order to permit the Selling Security Holders to offer their shares of Common Stock for resale from time to time.

The table below lists the Selling Security Holders and other information regarding the “beneficial ownership” of the shares of Common Stock by the Selling Security Holders. In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of Common Stock as to which the Selling Security Holders have sole or shared voting power or investment power and any shares of Common Stock the Selling Security Holders have the right to acquire within sixty (60) days (including shares of Common Stock issuable pursuant to the Notes currently convertible, or convertible within sixty (60) days), and upon exercise of the Warrants currently exercisable or exercisable within sixty (60) days.

The second column indicates the number of shares of Common Stock beneficially owned by the Selling Security Holders, based on its ownership as of April 13, 2018. The second column also assumes exercise of all the Notes and Warrants held by the Selling Security Holders on April 13, 2018, without regard to any limitations on conversion or exercise described in this prospectus or in such Notes and Warrants, respectively

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Security Holders. Such aggregate amount of Common Stock does not take into account any applicable limitations on conversion or exercise of the Notes and Warrants, respectively.

This prospectus covers the resale of (i) the Commitment Shares, (ii) all of the shares of Common Stock issued and issuable upon conversion of the Notes, (iii) any additional shares of Common Stock issued and issuable in connection with the Notes (in each case without giving effect to any limitations on exercise set forth in the Notes), (iv) any securities issued or then issuable upon any full anti-dilution protection, stock split, dividend or other distribution, recapitalization or similar event with respect to the Notes, (v) all of the shares of Common Stock issued and issuable upon exercise of the November Warrant, (vi) any additional shares of Common Stock issued and issuable in connection with the November Warrant (in each case without giving effect to any limitations on exercise set forth in the November Warrant), (vii) any securities issued or then issuable upon any full-anti-dilution protection, stock split, dividend or other distribution, recapitalization or similar event with respect to the November Warrant, (viii) all of the shares of Common Stock issued and issuable upon exercise of the FA Warrant, (ix) any additional shares of Common Stock issued and issuable in connection with the FA Warrant (in each case without giving effect to any limitations on exercise set forth in the FA Warrant), (x) any securities issued or then issuable upon any full-anti-dilution protection, stock split, dividend or other distribution, recapitalization or similar event with respect to the FA Warrant, (xi) all of the shares of Common Stock issued and issuable upon exercise of the April Warrants, (xii) any additional shares of Common Stock issued and issuable in connection with the April Warrants (in each case without giving effect to any limitations on exercise set forth in the April Warrants), and (xiii) any securities issued or then issuable upon any full-anti-dilution protection, stock split, dividend or other distribution, recapitalization or similar event with respect to the April Warrants

Because the conversion price and exercise price of the Notes and Warrants may be adjusted, respectively, the number of shares of Common Stock that will actually be issued upon conversion and exercise of the Notes and Warrants, respectively, may be more or less than the number of shares of Common Stock being offered by this prospectus. The Selling Security Holders can offer all, some or none of its shares of Common Stock, thus we have no way of determining the number of shares of Common Stock it will hold after this offering. Therefore, the fourth and fifth columns assume that the Selling Security Holders will sell all shares of Common Stock covered by this prospectus. See “Plan of Distribution.”

Each of the Selling Security Holders identified below has confirmed to us that it is not a broker-dealer or an affiliate of a broker-dealer within the meaning of United States federal securities laws.

	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of Shares of Common Stock Owned After Offering	Percentage Beneficially Owned After Offering(2)
Bellridge Capital, L.P. (1)	2,793,296	144,088,503	—	—
Aegis Capital Corp. (2)	—	560,717	—	—
TOTAL	2,793,296	144,649,220	—	—

__________

(1)

Bellridge Capital LP is a limited partnership organized under the laws of Delaware and is controlled by Robert Klimov. Its address is Bellridge Capital, LP 5149 W. Woodmill Drive, Suite 20 Wilmington, Delaware 19808.

(2)	Aegis Capital Corp. is a New York corporation and is controlled by Robert Eide. Its address is Aegis Capital Corp., 810 7th Ave., New York, NY 10019.

Material Relationships with Selling Security Holders

The Selling Security Holders have not at any time during the past three (3) years acted as one of our employees, officers or directors or had a material relationship with us except with respect to transactions described above in “November Private Placement” and “April Private Placement”.

MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Our Common Stock is currently quoted on the OTCQB Market, which is sponsored by OTC Markets Group, Inc. The OTCQB Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. Our shares are quoted on the OTCQB Markets under the symbol “BLGI.”

The following table sets forth the range of high and low bid quotations for our Common Stock for each of the periods indicated as reported by the OTCQB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Trading Market

	Closing Price
	High	Low
Year Ended April 30, 2016
First Quarter	$0.13	$0.06
Second Quarter	$0.83	$0.03
Third Quarter	$0.70	$0.01
Fourth Quarter	$0.60	$0.03

Year Ended April 30, 2017
First Quarter	$0.83	$0.03
Second Quarter	$0.32	$0.08
Third Quarter	$0.66	$0.09
Fourth Quarter*	$0.40	$0.06
__________
* Through April 20, 2018

The high and low bid price for shares of our Common Stock on April 20, 2018, was $0.12 and $0.105, respectively, based upon bids that represent prices quoted by broker-dealers on the OTCQB.

Approximate Number of Equity Security Holders

As of April 20, 2018, there were approximately 33 stockholders of record. Because shares of our Common Stock are held by depositaries, brokers and other nominees, the number of beneficial holders of our shares is substantially larger than the number of stockholders of record.

Dividends

Holders of our Common Stock are entitled to receive dividends if, as and when declared by the Board of Directors out of funds legally available therefore. We have never declared or paid any dividends on our Common Stock. We intend to retain any future earnings for use in the operation and expansion of our business. Consequently, we do not anticipate paying any cash dividends on our Common Stock to our stockholders for the foreseeable future.

Penny Stock

Our stock is considered a penny stock. The SEC has adopted rules that regulate broker-dealer practices in transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our Common Stock. Therefore, stockholders may have difficulty selling our securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements. This discussion should be read in conjunction with our financial statements and accompanying notes for the fiscal years ended April 30, 2017 and 2016.

General Overview of Our Business

Overview

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements.

Business Overview

The Company is a Florida corporation incorporated on April 8, 2013 and was originally formed to be in the business of providing adult daycare facilities for senior citizens.  Since then, we have entered into licensing agreements for Blockchain software and that is the focus of our business. The Company’s fiscal year end is April 30.  To date, the Company has an exclusive license to a proprietary Blockchain software application and platform and we are engaged in subleasing that software as well as acquiring other businesses which utilize Blockchain software.

Plan of Operation

The Company plans to continue to sublicense the Blockchain software for which the Company has an exclusive license to other companies to generate revenue for the Company.  As part of its strategy, the Company plans to continue to expand the Black Cactus Holding software platform for the discovery and delivery of digital content and applications.  The Company plans to invest in additional research and development to continue to develop new and innovative Blockchain services and technologies.  We do not have sufficient capital to fund our proposed operations.  The Company has raised $800,000 from the sale of its Notes to Bellridge and anticipates selling an additional $700,000 in Notes to Bellridge to help fund its operations.

Use of estimates

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Significant estimates were made for the fair value of Common Stock issued for services and for the BitReturn domain and brand, in estimating the useful life used for depreciation and amortization of our long-lived assets, and the valuation of deferred income tax assets. Actual results and outcomes may differ from management’s estimates and assumptions.

Revenue recognition

The Company recognizes revenue from its technology licensing and commercialization activities in accordance with paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned.

The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer and accepted by the customer as completed pursuant to Company’s Licensing Agreements, (iii) collectability is reasonably assured. The Company has yet to realize any revenues from its licensing agreements.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations. Pursuant to Jumpstart Our Business Startups Act of 2012, as an “emerging growth company,” we are permitted to take advantage of an extended transition period for complying with new or revised accounting standards until such time as the standards are applicable to private companies. We have chosen to take advantage of this extended transition period. Accordingly, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Results of Operations

Our results of operations for the nine months ended January 31, 2018 and January 31, 2017 are summarized below:

	For the Nine Months Ended January 31, 2018	For the Nine Months Ended January 31, 2017
Revenue	—	—
Cost of Revenue	—	—
Net Loss (Income) and Comprehensive (Loss) Income	$(10,896,827)	$(48,096)
Net Loss (Income) per Common Share, Basic and Diluted	(0.10)	(0.00)
Weighted Average Number of Common Shares Outstanding, Basic and Diluted	113,200,543	80,576,000

We had net (loss) income of $(7,734,866) and $(28,851) for the three months ended January 31, 2018 and 2017, respectively.

We did not generate any revenues from our operations for the three months or the nine months ended January 31, 2018 or 2017. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies.

During the three months ended January 31, 2018 and 2017, we had operating expenses of $(7,718,668) and $(28,851), respectively. The increase in operating expenses is primarily a result of the license fee of $6,600,000 resulting from our issuance of 60,000,000 shares of our Common Stock to Black Cactus Holdings, consulting fees of $937,691, investor relations fees of $78,917, professional fees of $52,525 and higher general and administrative fees of $49,075. These costs do not meet the criteria for capitalization, and therefore have been treated as an operating expense.

During the nine months ended January 31, 2018 and 2017, we had operating expenses of $(10,880,629) and $(48,096), respectively.  The increase in operating expenses is primarily a result of the cost of the license fee to Black Cactus Holdings of $6,600,000, professional fees of $142,683, product and website development costs of $2,349,123, general and administrative expenses of $71,267 as well as consulting fees of $1,638,639.  During the same period ended January 31, 2017, we incurred $48,096 in general and administrative expenses and had none of the other expenses referred to for the nine months ended January 31, 2018.

Since inception, the majority of our time has been spent refining our business plan and preparing for a primary financial offering.

Net Loss

Net Loss was $7,734,866 and $10,896,827 for the three and six-month periods ended January 31, 2018 compared to $28,851 and $48,096 for the same periods in 2017. This increase was primarily due to costs incurred in the acquiring the Black Cactus Holdings license, the costs of the BitReturn acquisition as well as increases in consulting fees and professional fees as a result of the Black Cactus Holdings and BitReturn transactions.

Year Ended April 30, 2017 compared to year ended April 30, 2016

	For the Years Ended April 30,
	2017	2016

OPERATING EXPENSES
General and administrative	$56,905	$10,443
Professional fees	25,069	28,927

NET LOSS AND COMPREHENSIVE LOSS	$(81,974)	$(39,370)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	80,789,041	80,000,000

Results of Operations

We have incurred expenses of $81,974 and $39,370 in our operations for the years ended April 30, 2017 and 2016, respectively.

We did not generate any revenues from our operations for the years ended April 30, 2017 or 2016. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies.

Management’s Plan of Operation

We do not have adequate funds to satisfy our working capital requirements for the next twelve months.  We have borrowed a total of $800,000 from Bellridge to fund our planned plan of operations utilizing the software license agreement we have with Black Cactus Holdings.  Pursuant to the terms of our agreements with Bellridge, we are filing this registration statement with the SEC to register the shares of Common Stock to be issued under those agreements.  We will not receive the third tranche of $200,000 until we receive our first set of comments from the SEC.  The fourth and final tranche of $500,000 will be received once the registration statement is declared effective by the SEC. We cannot estimate when we will receive the SEC comments or when our registration statement will be declared effective by the SEC (so long as the comments are reasonable in the sole discretion of Bellridge). Under certain conditions, Bellridge may not have to purchase the third and fourth Notes.  These conditions include any acts constituting default under any of the Notes or the agreements entered into at the time of the first purchase of the Note issued on November 27, 2017.  Until such time as we receive the final $800,000 of funding from Bellridge, in the interim, we may not be able to completely implement and commence our proposed plan of operations.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at April 30, 2017 compared to April 30, 2016.

	April 30, 2017	April 30, 2016
Current Assets	$3	$0
Current Liabilities	$71,939	$74,103
Working Capital (Deficit)	$(71,936)	$(74,103)

At April 30, 2017, we had working capital deficit of $71,936 as compared to working capital deficit of $74,103 at April 30, 2016, a decrease in working capital deficit of $2,167.

The following table summarizes total current assets, liabilities and working capital at January 31, 2018 (unaudited) compared to April 30, 2017.

	January 31, 2017 (unaudited)	April 30, 2017
Current Assets	$399,748	$3
Current Liabilities	$1,094,816	$71,939
Working Capital (Deficit)	$(695,068)	$(71,936)

At January 31, 2018, we had a working capital deficit of ($695,068) as compared to working capital deficit of ($71,936) at April 30, 2017, an increase in working capital deficit of $623,132.

As of January 31, 2018, we had not generated any revenues from our business operations.

As of January 31, 2018, and 2017, we had cash and cash equivalents of $11,556 and $102, respectively. Our cash was not sufficient to meet our current obligations and the expenses associated with being a company that is fully reporting with the SEC. We believe we will require additional financing in the form of share issuance proceeds, debt financing or advances from our directors.

Our business expansion will require significant capital resources that may be funded through the issuance of Common Stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status, we believe that we may be able to issue notes payable or debt instruments in order to start executing our business plan. However, there can be no assurance that we will be able to raise money in this fashion and have not entered into any agreements that would obligate a third party to provide us with capital.

During the nine months ended January 31, 2018 and 2017, we had operating expenses of $10,880,629 and $48,096, respectively. Historically, we have relied on loans to fund general and administrative operating expenses. As of January 31, 2018, we had a working capital deficiency of $695,068.

As of January 31, 2018, the Company had no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.  Subsequently, we entered into the Bellridge transaction which has provided us with some of our capital requirements.

Our independent auditor has expressed doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 2 of our financial statements.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

BUSINESS

Overview

Black Cactus Global is a global technology development and consulting company working with Black Cactus Holdings to develop state-of-the-art Blockchain solutions and applications for Fintech, Healthcare, Media and Supply Chain using smart contracts and machine learning. The Company intends to be a global company with its main office located in Las Vegas, NV with offices opening in London, Chicago, Melbourne this year, and with a soon-to-be opened technology hub in India.

The Company’s anticipated products and services to be licensed from Black Cactus Holdings include the first fully functional Fiat/Digital Global Financial Trading Platform, a cryptocurrency debit/credit card, know your customer (KYC) identity verification system, as well as versatile Video and Music Blockchain based platform that will allow artists and companies to distribute their works to over 100 online services.

Black Cactus Global believes that over time, Blockchain and Blockchain related technologies will completely transform the global economy.

The Company plans to develop creative, intelligent Blockchain solutions to support transactions of value, with speed, efficiency and benefit for its clients and its users.

Corporate History

Black Cactus Global was incorporated in the State of Florida on April 8, 2013. The address of the head office is Suite 200, 8275 South Eastern Avenue, Las Vegas, Nevada 89123. When we were originally incorporated, our business plan was to open adult day care centers in Sarasota, Florida.  We were unable to raise the capital necessary for such a center and had to abandon that proposed business operations and have revised our business plan accordingly.

On June 18, 2017, the Company entered into a Definitive Acquisition Agreement (the “BitReturn Agreement”) with Bitreturn.ca (“BitReturn”), an unrelated third party.  Pursuant to the BitReturn Agreement, we were to acquire the BitReturn domain and brand in exchange for 10,000,000 shares of our Common Stock, in restricted form and the payment of total consideration of $350,000 once certain milestones were reached.  As part of the BitReturn Agreement, the Company purchased computer equipment totaling $364,590 for use by BitReturn.  The equipment was pledged as security for the loan incurred by the Company to pay for the equipment.  Due to a failure of the Company to repay the loan in full by September 30, 2017, the lender took possession of the equipment.  To date, the BitReturn transaction has not developed into the operations that the Company had anticipated, and the Company does not anticipate that it will receive any return on its investment in BitReturn.

On October 17, 2017, the Company entered into an Exclusive Software License Agreement (License Agreement”) with Black Cactus Holdings, a Delaware limited liability company, an unrelated third party (“Black Cactus Holdings”). Pursuant to the terms of the License Agreement, the Company was granted an exclusive software license for the Black Cactus blockchain development software platform and related intellectual property (the “Software”). The Company and Black Cactus Holdings plan to use the platform to build a crypto trading exchange to support crypto and fiat currencies, music publishing, distribution, supply chain, medical research and trials. The term of the Agreement will remain in effect in perpetuity.

As consideration for the use of the Software, in November 2017, the Company issued Black Cactus Holdings 60,000,000 shares of the Company’s Common Stock. In addition, the Company agreed to pay Black Cactus Holdings a royalty in the amount of five percent (5%) (the “Royalty”) of the net revenue received from the sublicense of the Software and any revenues generated from the use of the Software including other intellectual property that the Company licensed from Black Cactus Holdings pursuant to the terms of the Agreement (the “Sublicensed Materials”) for the term of the Agreement, less (i) applicable sales and use taxes (but in no event to include income or franchise taxes), (ii) any export duties, shipping, freight and handling charges paid by Licensee and reimbursed by customers, (iii) any trade and quantity discounts actually taken, and (iv) any credits for sales previously recorded but cancelled or refunded to a customer (“Net Revenues”).  The Company agreed to pay Black Cactus Holdings the Royalty due on a quarterly basis for each fiscal quarter of the Company during the term of the Agreement commencing six months after the Company releases a “go live” version of the Software that utilizes the Sublicensed Material (the “Go Live Date”).  The quarterly Royalty payment will be due on or before the sixtieth (60th) day after the last day of the fiscal quarter for which the Royalty payment is calculated.

In addition, the Company agreed to increase the size of its Board to five, with Black Cactus Holdings having the right to appoint two members to the Board and the Company changed its name to Black Cactus Global, Inc.  Additionally, the Company agreed to appoint the manager of Black Cactus Holdings, Lawrence Cummins, as its President and CEO.

On December 4, 2017, the Company entered into a software sub-license agreement (the “Sub-Lease Agreement”) with Milestone Group PLC (“Milestone”), an unrelated third party. Under the terms of the Sub-Lease Agreement, the Company granted Milestone a sublicense to the Software.  As consideration for the sublicense, Milestone will issue 29.5% of its issued capital to the Company and pay the Company a royalty fee of ten percent (10%) of the first 500,000 British Pounds in gross revenues received from the sublicense and thereafter, five percent (5%) of gross revenues generated by the sublicense.

On December 20, 2017, the Company entered into a Share Purchase Agreement (the “WOW Agreement”) with World on Wireless (UK) Limited (“WOW”), an unrelated third party.  Under the terms of the WOW Agreement, the Company will purchase all the issued ordinary shares of WOW from its shareholders, thereby acquiring all the intellectual property, research and development, contracts, accounts receivable and licenses owned by WOW.  In exchange, the Company will issue 3,200,000 shares of its Common Stock to the WOW shareholders.  The WOW Agreement has not closed and the acquisition will not be complete until the Company receives the source code and software to WOW’s intellectual property for all of WOW’s programs, platforms and products and these assets have been independently verified. Although the Company has issued these 3,200,000 shares, the shares have not been delivered and the transaction has not closed.  Additionally, if the shares issued to the WOW shareholders do not have an aggregate value of US$2 million by January 15, 2019, the WOW shareholders are entitled to have additional shares issued to them so that they hold shares equal to $2 million as of that date.

Business Strategy

Black Cactus Global in the business of designing, marketing and employing powerful Blockchain applications through its license with Black Cactus Holdings. The Company is planning a multi-phase rollout of advanced and market ready Blockchain applications as they become available.

The Company is committed to offering the highest quality of applications and platforms that convey the value of Black Cactus Holdings’ products and services.  Black Cactus Global is committed to bringing the most secure and finest user experience to its customers through its innovative Blockchain-technology designs.

The Company’s business strategy leverages its license agreement with Black Cactus Holdings unique and innovative design team which has pioneered, tested and perfected sophisticated Blockchain-based platforms for over six years. Our Company believes that it will eventually have the ability to design and develop its own platforms, dedicated application software and advanced machine learning algorithms that provide customers products and solutions with innovative design, superior ease-of-use and seamless integration into existing and popular websites and ecommerce spaces.

We believe that many of our current competitors may still be in the development phase, with no viable product ready for the marketplace.  We believe that Black Cactus Holding’s market ready products have been thoroughly tested and provide a high degree of complexity that will give the Company an enormous advantage over its competitors and greatly enhances our ability to attract and retain customers. We believe that Black Cactus Holding’s software and software platform are at the leading edge of a new technology that may be how the world’s economy will operate in the future.

As part of its strategy, the Company continues to expand its platform for the discovery and delivery of digital content and applications through the support of a community of engineers and students that will be the driving engine for new digital content, platforms and software products. The Company believes that ongoing investment in research and development is critical to the development of innovative Blockchain services and technologies. Our goal is to educate, innovate and invest in the new technological solutions for the future.

Services and Products

Currently, the Company has licensed several live Blockchain applications that will serve both to generate future revenue as well as position the Company as a leader in the Blockchain space.

●

Trading Platform - Trading is what the world has been waiting for. The platform creates and expands the intersection of the new crypto economy with the existing global economy. The platform fully integrates the new economic world of Digital Currencies with existing global economy of Financial Markets and Fiat Currencies by allowing the user to trade using either fiat or digital currency. The groundbreaking platform offers a comprehensive, simple and secure interface that is desktop and mobile device ready allowing access to Multiple currencies, multiple exchanges and applications are all available on the Trading Platform. The powerful trading platform will be marketed worldwide to consumers and business from small to large.

●

Debit/Credit Card – available in hard plastic or digital for mobile devices, Black Cactus Global is creating what it believes to be the first Crypto Debit/Credit card which will allow holders of crypto currency worldwide the ability to utilize the spending power of their Digital Currencies. The Company believes that the card, once it is created, will be accepted by ATMS globally and function as any typical credit card used at retail outlets.

●

Music and Video platform – these two powerful platforms create an entirely sustainable and ethical ecosystem for music or video works by artists, companies and distributors. The music or video product is first encoded and then transcoded into the Blockchain and then by using Smart Contracts the digital content autonomously maintains proper terms of usage, copyrights and revenue distribution. The content is instantly published to over 100 downloading services worldwide including Google Play, iTunes, Spotify, etc.

●

Know your customer (KYC) – Anti Money Laundering (AML) products. Black Cactus Global believes that it has sophisticated Blockchain solutions that offer rapid identity verification that more than meets stringent compliance issues for Banking, Anti-terrorist and FINTRACs mandate. Our product will ensure secure and valid online digital monetary and P2P transactions of value.

●

Blockchain Platform – Black Cactus Global has a powerful and adaptable Blockchain platform that can quickly be scaled to any use. After years of testing, new applications can be developed at low cost for solutions across a wide range of business verticals. Currently Black Cactus Global is moving forward in the Fintech, Agriculture, Smart City, Supply Chain and Medical sectors with efficient new Blockchain solutions that will bring in massive revenue for the Company.

Future Products and Services

●

Digital Banking – Currently, Black Cactus Global is actively seeking entities that have a valid banking license to create the world’s first fully digital service bank for Fiat and Cryptocurrencies. Black Cactus Global hopes to brand itself as the dominant force in this new market.

●

Consulting – At present, some officers of Black Cactus Global have been invited to advisory positions for a number of clients and business. Presently, we are expanding our capacity in this role to include government agencies and venture capital institutions. Black Cactus Global is a founding member of the Blockchain for Impact community platform, formed by the Blockchain Commission for Sustainable Development (BCSD). The BCSD was established to develop a framework for which the United Nations system, including its funds, programs and specialized agencies—along with Member States, Intergovernmental Organizations, the private sector and civil society—can utilize blockchain-based technologies to develop local, national and global solutions to the most pressing issues of our day.

●

Black Cactus Institute – currently Black Cactus Global has agreements with educational institutes in the US, Australia and in India. Here we plan for students to be taught the fundamentals of Blockchain and detailed coding techniques that will allow us to expand our technical team. We plan to educate, innovate, incubate and invest in the future technologies, applications and platforms created by students of the Academy.

●

The Company entered into an agreement to acquire World on Wireless (UK) Ltd (“WOW”) in December 2017.  This acquisition, if it closes, will give us expanded services and clients that include mobile wallets, merchant payments, and a number of consumer credit products that generate over USD$1 million annually of contractual revenue. Black Cactus Global has plans to expand some of these services as well as integrate them to our larger corporate goal of becoming the leader in digital transaction services.

Overview of the Industry

Blockchains may appear very complicated, but are quite simply, secure, permanent online digital ledgers that can record and preserve transactions by keeping the data safe by distributing the data in a non-centralized location. They are used to maintain a continuously growing list of records, called blocks, which over time are built into a series of time-stamped records, or a chain of blocks.

Blockchains are not held within one computer or data location but are stored across many computers or networks and the stored blocks cannot be retroactively altered. Thus, Blockchains are suitable for the recording of events, tracking physical items, preserving accounting or medical records, transaction processing and many other record management activities. Early in 2017, the Harvard Business Review suggested that Blockchain is truly a “foundational technology” and thus “has the potential to create new foundations for our economic and social systems.”

Recently, investment community has begun to realize the incredible value of far reaching power of Blockchain technology. Goldman Sachs has stated the technology “has the potential to redefine transactions” and can change “everything”. Banks and businesses are viewing Blockchains’ cost saving uses, and developers are seeing the Blockchain as a new backbone of the internet, an ‘Internet 3.0’.

The original terminology and the first application of Blockchain technology was developed for the digital currency, Bitcoin. Bitcoin, was not the first digital currency, but by employing the underlying Blockchain technology, Bitcoin gained rapid use as a safe and verifiable peer to peer electronic cash system and its meteoric rise has made it a mainstay of conversation for investors, media, and technologists alike.

In February 2011, the value of a Bitcoin reached parity with the U.S. dollar and by the end of 2017, Bitcoin has become the world’s top performing currency for 2nd straight year. At present, the Bitcoin price is approximately US$11,000 and is accepted by hundreds of thousands of business across the globe. Since Bitcoin supply is limited and cannot be created out of thin air, it appears that the price of Bitcoins will continue to rise.

The Blockchain technology behind Bitcoin has also given birth to over 1,200 other cryptocurrencies and assets that are available for online trading. And while the market for Bitcoin is worth over $265 billion itself, the rest of these cryptocurrencies are worth more in the aggregate.

All the top cryptocurrencies experienced incredible gains in 2016 and 2017, with the combined valuation of the top five crypto coins now over US $500 Billion which rivals some of America’s largest corporations. The Cryptocurrencies, Ethereum and Ripple, make up a large portion of the valuation of other popular digital currencies.

Ethereum, launched in 2015, is the largest coin by market capitalization aside from Bitcoin. However, it is also quite different. While Bitcoin is designed to be a payments protocol first, Ethereum enables developers to build and deploy decentralized applications, while also enabling smart contracts. The tokens used to power the network are called Ether, but they can also be traded online. At time of writing, Ethereum’s market capitalization is $99.8 billion.

Ripple (XRP) is the native currency of the Ripple Protocol – a broader catch-all for an open-source, global exchange. It is already being used by banks such as Santander, Bank of America, Merrill Lynch, UBS, and RBC. It solves a different problem than Bitcoin, allowing for settling payments between different currencies and even different payment systems. Today, Ripple’s native coin (XRP) has a market cap of $121.6 billion.

Whatever the currency, the aim of digital currencies is to provide a way to provide a way to exchange tokens or crypto-coins online without having to rely on centralized intermediaries, such as banks.

Advantages of using Crypto-currency

The generation and Blockchain methodology behind the digital currency provide a safeguard against counterfeit.  Each coin or portion is tracked by a digital ledger. They provide a decentralized banking service that is open to all. Digital currencies can be exchanged worldwide for goods and services; there is no need for an application or potential rejection for users like credit cards, nor middle third-party fees, intermediary currency exchange rates and immediate settlement.

Cryptocurrencies seem to have found the middle ground between gold and fiat as a medium of exchange. They combine the qualities of a unit that has a limited and visible supply with high trust but have the convenience of being digital, widely accepted and instantly mobile.

Acceptance of digital currencies worldwide would ensure open access to billions of individuals in the world with access to mobile phones and the internet, but who don’t have access to traditional banks, credit cards or exchange systems.

Competition

There are several Blockchain private companies including BitFury, Bitpay, Blockchain, Blockstack, Blockstream, Chain, Consenys, and Digital Asset.

Companies that participate in Blockchain technology in the public market include:

HIVE Blockchain is a Canadian publicly traded company. HIVE concentrates on mining of cryptocurrencies. BTL Group is another Canadian listed company which focuses on Interbit, its blockchain development platform, which is designed to build out applications. Currently, HIVE appears to be in mainly a testing phase of its platform having invited several companies for six-month trials tests prior to commercially launching its product.

Riot Blockchain is traded on NASDAQ. Riot presently mines Bitcoin as well making investments in Coinsquare – a Canadian digital currency exchange, Tesspay – a group planning to develop blockchain-based escrow services and Verady – a provider in cryptocurrency accounting and audit technology.

DigitalX is an Australian listed company. DigitalX offers Blockchain advisory and consulting services to approximately eight clients that are in development of various Blockchain Applications. MGT Capital is publicly traded in the US and has two security related products, a Privacy Phone and the Sentinel Program, which pro-actively defends against hacking. MGT Capital is also involved in the mining of Cryptocurrency.

Marketing

Our marketing strategy rests on the belief that our products and services represent a value-added and cost saving approach for its clientele and their customers.

The Company intends an aggressive strategic marketing campaign in 2018 that will attract clients to our current live Fintech and Media platforms as well as our many services.

The market for Blockchain technology is highly competitive, and we expect competition to increase in the future. We face competition from other providers of Blockchain technology, including competitors who utilize similar software and technology.  Many of our competitors have longer operating histories, greater brand recognition and greater financial, marketing and other resources. We expect that competition will continue to increase as a result of the increase in transactions utilizing cryptocurrencies and increased acceptance of cryptocurrencies by consumers and business worldwide.

Employees

We do not have any employees. However, we have retained approximately 3 individuals as independent contractors that are involved in business development and administrative functions.

Reports to Security Holders

The public may read and copy any materials the Company files with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Properties

Our corporate headquarters is located at 8275 S. Eastern Avenue, Suite 200, Las Vegas, NV 89123.  We currently require only limited office space for the administration of our business. This space is currently provided to us free of charge at the office of Mr. Sangha, an officer and director of the company. Management believes this facility is appropriate for our current needs and could be expanded at reasonable cost if our business required us to do so.

Private Placement and Acquisitions

In November 2017, the Company issued 60,000,000 shares of Common Stock pursuant to the terms the License Agreement with Black Cactus Holdings to acquire an exclusive software license for the Black Cactus blockchain development software platform and related intellectual property (the “Software”) and the Agreement includes a service contract with the CEO of Black Cactus Holdings to join the Company as a director and officer. The term of the Agreement will remain in effect in perpetuity. In addition, the Company agreed to pay Black Cactus Holdings a royalty in the amount of 5% of the net revenue received from the sublicense of the Software and any revenues generated from the use of the Software including other intellectual property that the Company licensed from Black Cactus Holdings pursuant to the terms of the Agreement.

For a more detailed description of the Company’s private placements consummated in November 2017 and April 2018, see “November Private Placement” and “April Private Placement”, respectively.

Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No current director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No current director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No current director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

In addition, there are no material proceedings to which any affiliate of our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations.

From time to time we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table contains information with respect to our directors and executive officers. To the best of our knowledge, none of our directors or executive officers have an arrangement or understanding with any other person pursuant to which he or she was selected as a director or officer. There are no family relationships between any of our directors or executive officers. Directors serve one-year terms. Our executive officers are appointed by and serve at the pleasure of the board of directors.

Name	Current Age	Position
Harpreet Sangha	53	Chairman of the Board of Directors, Chief Financial Officer
Lawrence Commins	55	Director, Chief Development Officer
Dr. Ravindranath Kancherla	63	Director
Dr. Pruthvinath Kancherla	34	Director
Dr. Ramesh Para	45	Director, CEO

Business Experience

Harpreet Sangha

Mr. Sangha has been a founder, CEO and board member of several public companies and brings 31 years of entrepreneurial, operational and capital market experience to Black Cactus Global, Inc. In 1986, he started his career as Investment Advisor and gained his affinity for raising capital for numerous startups and early stage public companies. Mr. Sangha departed this position in March 2006 to apply his unique ability of bringing capital to early stage projects and founded Douglas Lake Minerals. In the role of CEO, his leadership in Douglas Lake overcame rigorous operational challenges in the African environment and brought the value of the company to $240 million. He has also served as CEO, Secretary, and director of Sharprock Resources Inc. (OTCBB: SHRK) where he raised capital to explore a preproduction gold project in the Chukotka Region of Russia. He joined Rango Energy, Inc. in 2012 as Chairman of the Board and Chief Executive Officer. Mr. Sangha has established many valuable contacts and relationships with institutional clients worldwide.

Lawrence P. Cummins

On December 8, 2017, Lawrence P. Cummins was appointed CEO of Black Cactus Global, Inc. fka Envoy Group Corp. (the “Company”). Mr. Cummins is also a member of the Board of Directors.  On April 10, 2018, Mr. Cummins resigned as CEO but remains Chief Development Officer and a member of the Board of Directors.  Mr. Cummins is the CEO of Black Cactus Global Pty. Ltd., an Australian corporation (Black Cactus – Australia”), and managing member of Black Cactus Global, LLC, a Delaware limited liability company (“Black Cactus US”) which recently entered into a software licensing agreement with the Company.  Mr. Cummins has worked at Black Cactus – Australia for the past four years.  Prior to that, he was managing director of Charteris, Mackie, Baillie and Cummins (USA) from 1999-2015.  Mr. Cummins is still managing director of Charteris, Mackie in the United Kingdom.  Charteris Mackie is a global consulting firm specializing in Blockchain and Blockchain business strategy. Mr. Cummins has a Bachelor of Arts in Economics from Northwestern University and a Bachelor of Arts in Mathematics from the University of Oxford, University College.

Dr. Ravindranath Kancherla

On December 11, 2017, Dr. Ravindranath Kancherla was appointed Director of the Company.  Dr. Kancherla is a distinguished and internationally recognized Gastrointestinal Endosurgeon and a Fellow of both the Royal College of Surgeons of Edinburgh and Glasgow. Dr. Kancherla is the founder of Global Hospitals Group, India’s first multi-organ transplant center. Dr. Kancherla is currently its chairman and has served in that position since 2006.  Dr. Kancherla became a Fellow of the Royal College of Surgeons of Edinburgh in 1985 as well as the Royal College of Surgeons, Glasgow in 1985.  Dr. Kancherla received his Master of Science from Madras University in 1984 and was granted his Bachelor of Medicine / Bachelor of Surgery in 1980 from Sri Venkateswara Medical College, in Tirupati, AP, India.

Dr. Pruthvinath Kancherla

Dr. Pruthvinath Kancherla is the director of Global Hospitals Group, a multi super specialty tertiary care multi organ transplant facility having facilities in four major metro cities of India. Dr. Kancherla is a medical doctor who also has a Masters in Hospital Administration. Dr. Kancherla joined the Board of Global Hospitals as a full-time director in 2011 and has been closely involved in its growth. In 2015, Dr. Kancherla became a part-time director of Global Hospitals so that he might focus on fintech and cyber security areas. Dr. Kancherla has extensive investment experience at home and abroad. Dr. Kancherla’s hands on experience both in India and UK, more particularly in technology areas, is expected to bring immense value to the Company.

Dr. Ramesh Para

On February 1, 2018, Dr.Ramesh Para was appointed a member of the Board of Directors and on April 10, 2018, he was appointed CEO of the Company.  Dr. Ramesh Para has been a Director of Sysveda UK Limited since December 2011. As part of his duties at Sysveda, Dr. Para is responsible for the support of an in-house back office system, incident investigation and for defining functionalities for one of Sysveda’s client. He coordinates the offshore development team of 350 employees during development, planning user acceptance testing and system code review for the same client. Dr. Para has a track record of managing profitable companies of various sizes and looking after Information Technology for over 17 years and his expertise in IT management and development will assist the Company in its proposed operations. Dr. Para has a PhD in Management Information Systems, a Master’s in Business Administration and a Bachelor’s of Technology in Computer Science.

Family Relationships

Dr. Ravindranath Kancherla and Dr. Pruthvinath Kancerla are father and son.  There are no other family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past five years.

The Board of Directors acts as the Audit Committee and the Board of Directors has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. The Company intends to continue to search for a qualified individual for hire.

Code of Ethics

We have adopted a Code of Ethics which covers the Chief Executive Officer and Chief Financial Officer, which is administered and monitored by the Board of Directors as a whole.

EXECUTIVE COMPENSATION

Executive Officer Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

2018 SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Harpreet Sangha,	2018 2017	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
CEO & CFO	2016	0	0	0	0	0	0	0	0

Dr. Ramesh Para	2018	0	0	0	0	0	0	0	0

Lawrence Cummins,	2018 2017	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Chief Development Officer

We do not have employment agreements with any of our executive officers. We also do not have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans. However, we may adopt plans in the future.

Outstanding Equity Awards at the End of the Fiscal Year

We do not have any equity compensation plans and therefore no equity awards are outstanding as of December 31, 2017 and none have been issued during 2018.

Director Compensation

None of the members of the Board of Directors of the Company were compensated for services in such capacity.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. All decisions regarding compensation are determined by our Board of Directors.

Options and Stock Appreciation Rights

We have no outstanding options or stock appreciate rights.

Payment of Post-Termination Compensation

We do not have change-in-control agreements with our director or executive officer, and we are not obligated to pay severance or other enhanced benefits to our executive officer upon termination of his employment.

Employment Agreements

Currently, the Company has no employment agreements.

Board of Directors

Our directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Our officers are elected by and serves at the discretion of the Board of Directors.

Indemnification of Directors and Executive Officers and Limitation of Liability

Florida law generally permits us to indemnify our directors, officers, employees and agents. We, as a corporation organized in Florida, may indemnify our directors, officers, employees and agents in accordance with Florida Law. Our Certificate of Incorporation, as amended, does not contain any specific language enhancing or limiting the general Florida statutory provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

DIRECTOR COMPENSATION

Our directors do not receive any compensation for their services as directors of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

As of April 20, 2018, our authorized capitalization was 490,000,000 shares of Common Stock $0.0001 par value per share and 10,000,000 shares of preferred stock, par value $0.0001.  10,000 shares of our preferred stock are designated as Series A Preferred Stock. As of the same date, there were 166,043,296 shares of our Common Stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of our Common Stock entitles its holder to one vote on each matter submitted to the stockholders. There are no shares of Series A Preferred Stock issued and outstanding and no shares of preferred stock issued and outstanding.

The following table sets forth, as of April 20, 2018, the number of shares of our Common Stock owned by (i) each person who is known by us to own of record or beneficially five percent (5%) or more of our outstanding shares, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of our Common Stock beneficially owned.

NAME OF OWNER	NUMBER OF COMMON SHARES OWNED (2)(3)	PERCENTAGE OF COMMON STOCK (1)

Harpreet Sangha c/o Black Cactus Global, Inc. 8275 S. Eastern Avenue Ste. 200 Las Vegas, NV 89123	23,200,000	13.97%

Lawrence Cummins c/o Black Cactus Global, Inc. 8275 S. Eastern Avenue Ste. 200 Las Vegas, NV 89123	60,000,000	36.13%

Dr. Kancherla Ravindranath c/o Black Cactus Global, Inc. 8275 S. Eastern Avenue, Ste. 200 Las Vegas, NV 89123	—	—

Andres Nil-Thore Forsberg c/o Black Cactus Global, Inc. 8275 S. Eastern Avenue Ste. 200 Las Vegas, NV 89123	—	—

Dr. Pruthvinath Kancherla c/o Black Cactus Global, Inc. 8275 S. Eastern Avenue Ste. 200 Las Vegas, NV 89123	—	—

Dr. Ramesh Para c/o Black Cactus Global, Inc. 8275 S. Eastern Avenue Ste 200 Las Vegas, NV 89123	—	—

CEDE & Co. PO Box 20 Bowling Green Station New York, NY 10014	29,986,500	18.06

All Directors and Officers as a Group	83,200,000	50.10%
All 5% Shareholders as a Group	113,186,500	69.17%
All Directors, Officers and 5% Shareholders as a Group	113,186,500	69.17%

__________

(1)	Based on 166,043,296 shares of Common Stock outstanding as of April 20, 2018.
(2)	Beneficial ownership is determined in accordance with Rule 13d-3(a) of the Exchange Act and generally includes voting or investment power with respect to securities.
(3)

The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our Common Stock outstanding on that date and all shares of our Common Stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Common Stock owned by them, except to the extent that power may be shared with a spouse.

Changes in Control

We are not aware of any arrangements that may result in changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

As of April 20, 2018, the Company was indebted to Harpreet Sangha, an officer and director, in the amount of $321,217 for advances of working capital and expenses paid on behalf of the Company. The amount is unsecured, non-interest bearing and due on demand.

On June 22, 2017, the Company entered into a secured loan with a corporation with a significant shareholder for a loan up to CAD$450,000 for the purpose of purchasing digital currency mining hardware. The loan was non-interest bearing and due on August 31, 2017. The hardware purchased with the loaned funds was as collateral until the loan amount was repaid. If the loan was not repaid when due, the lender was entitled to take sole possession of the hardware, in lieu of the loan.  At September 30, 2017, the Company had not made the required payment of the loan and the lender took sole possession of the hardware.

Director Independence

We have four independent directors. Because our Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship, which in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;

●

the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

●

the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●

the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●

the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Dr. Kancherla Ravindranath, Dr. Pruthvinath Kancherla and Dr. Ramesh Para are considered independent.  Messrs. Sangha and Cummins are not considered independent because they are officers and directors of the Company.

We do not currently have a separately designated audit, nominating or compensation committee.

DESCRIPTION OF SECURITIES

General

The Company’s Articles of Incorporation, as amended, authorize the Company to issue 490,000,000 shares of its Common Stock, par value $0.0001 and 10,000,000 shares of preferred stock, par value $0.0001.  The Company has designated 10,000 shares of its preferred stock as Series A Preferred Stock.

Common Stock

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 490,000,000 shares of Common Stock, $0.0001 par value per share (the “Common Stock”).  As of April 20, 2018, 166,043,296 shares of Common Stock were issued and outstanding.

The holders of our Common Stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

The shares of our Common Stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the shares of our Common Stock and they all rank at equal rate or “pari passu”, each with the other, as to all benefits, which might accrue to the holders of the shares of our Common Stock. All registered shareholders are entitled to receive a notice of any general annual meeting to be convened.

At any general meeting, subject to the restrictions on joint registered owners of shares of our Common Stock, on a showing of hands every shareholder who is present in person and entitled to vote has one vote, and on a poll every shareholder has one vote for each share of our Common Stock of which he is the registered owner and may exercise such vote either in person or by proxy. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

The Company is authorized to issue an aggregate of 10,000,000 shares of preferred stock, par value $0.0001.  The Company has designated 10,000 shares of preferred stock as Series A Preferred Stock.  There are no shares of Series A Preferred Stock currently issued and outstanding.  There are no other classes of preferred stock designated and no shares of preferred stock are issued and outstanding.

The Preferred Stock authorized by our Articles of Incorporation may be issued in one or more series.  The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series.

Series A Preferred Stock

The 10,000 authorized but unissued Series A Preferred Stock, if issued, have an aggregate voting power of 45% of the combined voting power of the entire Company’s shares, Common Stock and preferred stock, as long as the Company is in existence. Each holder of the Series A Preferred Stock would have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and would be entitled to notice of any stockholders’ meeting in accordance with the by-laws of the Company, and be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Without the vote or consent of holders of at least a majority of the shares of Series A Preferred Stock then outstanding, the Company may not (i) authorize, create or issue, or increase the authorized number of shares of, any class or series of capital stock ranking prior to or on a parity with the Series A Preferred Stock, (ii) authorize, create or issue any class or series of Common Stock of the Company other than the Common Stock, (iii) authorize any reclassification of the Series A Preferred Stock, (iv) authorize, create or issue any securities convertible into or exercisable for capital stock prohibited by (i) or (ii), (v) amend this Certificate of Designations or (vi) enter into any merger or reorganization, or disposal of assets involving 20% of the total capitalization of the Company.

Subject to the rights of the holders of any other series of preferred stock ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation and any other class or series of capital stock of the Company ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation, in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of record of the issued and outstanding shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Company available for distribution to the holders of shares of Series A Preferred Stock, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock and any other series of preferred stock ranking junior to the Series A Preferred Stock with respect to liquidation.  The holders of the Series A Preferred Stock are not be entitled to receive dividends per share of Series A Preferred Stock and the Company has no right to redeem the Series A Preferred Stock.

Dividend Policy

We have not declared dividends since our inception. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC, with an address at 18 Lafayette Pl, Woodmere, NY 11598. Their phone number is (212) 828-8436.

Warrants

For a more detailed description of the November Warrant and the FA Warrant, see “November Private Placement” above.  For a more detailed description of the April Warrants, see “April Private Placement” above.

Notes

For a more detailed description of the Notes, see “November Private Placement” above.

Other Convertible Securities

As of the date hereof, other than the securities described above, we do not have any other outstanding convertible securities.

PLAN OF DISTRIBUTION

The Selling Security Holders of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Security Holders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Security Holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Security Holders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Security Holders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Security Holders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Security Holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Security Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Security Holders may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Security Holder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Security Holder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Security Holders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Security Holders or any other person. We will make copies of this prospectus available to the Selling Security Holders and have informed the Selling Security Holders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SHARES ELIGIBLE FOR FUTURE SALE

The sale of a substantial number of shares of our Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our Common Stock. In addition, any such sale or perception could make it more difficult for us to sell equity, or equity related, securities in the future at a time and price that we deem appropriate. If and when this Registration Statement becomes effective and we become subject to the reporting requirements of the Exchange Act, we might elect to adopt a stock option plan and file a Registration Statement under the Securities Act registering the shares of Common Stock reserved for issuance there under. Following the effectiveness of any such Registration Statement, the shares of Common Stock issued under such plan, other than shares held by affiliates, if any, would be immediately eligible for resale in the public market without restriction.

The sale of shares of our Common Stock which are not registered under the Securities Act, known as “restricted” shares, typically are effected under Rule 144. As of the date of this prospectus we have outstanding an aggregate of 166,043,296 shares of Common Stock of which approximately 133,250,000 shares are restricted Common Stock. All our shares of Common Stock might be sold under Rule 144 after having been held for six months. No prediction can be made as to the effect, if any, that future sales of “restricted” shares of our Common Stock, or the availability of such shares for future sale, will have on the market price of our Common Stock or our ability to raise capital through an offering of our equity securities.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any equity compensation plans.

DISCLOSURE OF COMMISSION POSITION

ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Florida Business Corporation Act and our Bylaws.  We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

Poole & Shaffery, LLP will render a legal opinion as to the validity of the securities to be registered hereby.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements of the Company included in this prospectus and in the registration statement have been audited by Manning Elliott LLP, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of Common Stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the Common Stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am and 3:00 pm. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. All filings we make with the SEC are also available on the SEC’s web site at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at Black Cactus Global, Inc., 8275 S. Eastern Avenue, Suite 200, Las Vegas, NV 89123.

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

INCORPORATION BY REFERENCE

We incorporate by reference in this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this prospectus are terminated.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address, telephone number or e-mail address:

8275 S. Eastern Avenue, Suite 200

Las Vegas, Nevada, 89123

(702) 724-2643

info@blackcactusglobal.com

INDEX TO THE FINANCIAL STATEMENTS

BLACK CACTUS GLOBAL, INC.

For the Nine Months Ended January 31, 2018 and 2017

(Unaudited)

Balance Sheets as of January 31, 2018 and April 30, 2017	F–2

Statements of Operations and Comprehensive Loss for the three and nine months ended January 31, 2018 and 2017	F–3

Statements of Cash Flows for the nine months ended January 31, 2018 and 2017	F–4

Notes to the Financial Statements	F–5

ENVOY GROUP CORP.

For the Years Ended April 30, 2017 and 2016

ENVOY GROUP CORP.

For the Year Ended April 30, 2016 and 2015

BLACK CACTUS GLOBAL, INC.

(Formerly Envoy Group Corp.)

BALANCE SHEETS

(Expressed in U.S. Dollars)

	January 31,	April 30,
	2018	2017
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$11,556	$3
Prepaid expenses and other assets (Note 6)	388,192	—
TOTAL ASSETS	$399,748	$3

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$79,184	$37,151
Advances payable (Note 8)	295,000	—
Amount payable for BitReturn (Note 12)	350,000	—
Convertible debentures (Note 10)	12,161	—
Due to related parties (Note 7)	321,217	1,872

Loans payable (Note 9)	37,254	32,916

Total Current Liabilities	1,094,816	71,939

Loans payable (Note 9)	—	33,782
Total Liabilities	1,094,816	105,721

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, of which 10,000 shares designated as Series A, no shares issued and outstanding (Note 14)	—	—
Common stock, $0.0001 par value; 490,000,000 shares authorized; 161,250,000 and 83,000,000 shares issued and 158,050,000 and 83,000,000 shares outstanding as of January 31, 2018 and April 30, 2017, respectively (Note 14)	15,805	8,300
Shares issuable	760,832	14,000
Additional paid-in capital	9,627,699	74,559
Accumulated deficit	(11,099,404)	(202,577)
Total Stockholders’ Deficit	(695,068)	(105,718)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$399,748	$3

Going Concern (Note 2)

Commitment (Note 13)

Subsequent Events (Note 15)

The accompanying notes are an integral part of these unaudited financial statements.

BLACK CACTUS GLOBAL, INC.

(Formerly Envoy Group Corp.)

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in U.S. Dollars)

(Unaudited)

	For the Three Months Ended January 31,		For the Nine Months Ended January 31,
	2018	2017	2018	2017

OPERATING EXPENSES
Black Cactus license fee	$6,600,000	$—	$6,600,000	$—
Consulting (Note 9)	937,691	—	1,638,639	—
General and administrative	49,075	28,851	71,267	48,096
Investor relations	78,917	—	78,917	—
Professional fees	52,525	—	142,683	—
Product development and website costs (Note 12)	460	—	2,349,123	—

TOTAL OPERATING EXPENSES	$(7,718,668)	$(28,851)	$(10,880,629)	$(48,096)

Accretion of discounts on convertible debentures	(12,161)	—	(12,161)	—
Interest expense	(4,037)	—	(4,037)	—

NET LOSS AND COMPREHENSIVE LOSS	$(7,734,866)	$(28,851)	$(10,896,827)	$(48,096)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.05)	$(0.00)	$(0.10)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	154,011,413	81,728,000	113,200,543	80,576,000

The accompanying notes are an integral part of these unaudited financial statements.

BLACK CACTUS GLOBAL, INC.

(Formerly Envoy Group Corp.)

STATEMENTS OF CASH FLOWS

(Expressed in U.S. Dollars)

(Unaudited)

	For the Nine Months Ended January 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,896,827)	$(48,096)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of loan discounts	2,947	1,261
Accretion of convertible debt discount	12,161	—
Issuance of common stock for BitReturn (Note 12)	1,900,000	—
Issuance of common shares for services	602,833	—
Issuance of common shares for license agreement (Note 11)	6,600,000	—
Shares issuable for services	660,000	—

Changes in operating assets and liabilities:
Prepaid expenses	(284,025)	—
Accounts payable and accrued liabilities	41,663	94
Amount payable for BitReturn	350,000	—

Net Cash Used in Operating Activities	(1,011,248)	(46,741)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from advances payable	295,000	—
Advances from related party, net of repayments	321,620	(20,258)
Proceeds from issuance of common stock	—	30,000
Proceeds from issuance of convertible debt, net of debt financing costs	440,000	—
Proceeds from (repayments of) loans payable	(32,474)	38,075

Net Cash Provided by Financing Activities	1,024,146	47,817

Net effect of exchange rate changes on cash	(1,345)	(974)

Net Increase in Cash and Cash Equivalents	11,553	102

Cash and Cash Equivalents, Beginning of Period	3	—

Cash and Cash Equivalents, End of Period	$11,556	$102

SUPPLEMENTARY CASH FLOW INFORMATION:

Interest paid	$—	$—
Income taxes paid	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

1. NATURE OF BUSINESS

Black Cactus Global, Inc. (formerly Envoy Group Corp.) (the “Company”), was incorporated in the State of Florida on April 8, 2013. The address of the head office is Suite 200, 8275 South Eastern Avenue, Las Vegas, Nevada 89123. In December 2017, the Company acquired an exclusive software license for the Black Cactus blockchain development software platform and related intellectual property (the “Software”) and the Agreement includes a contract with the CEO of Black Cactus LLC to become a Director and Officer of the Company.  The Company plans to use the Software platform to create a crypto trading exchange to support crypto and fiat currencies, music publishing, distribution, supply chain, medical research and trials (refer to Note 11). On December 4, 2017, the Company changed its name to “Black Cactus Global, Inc.”.

2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has had no revenue or operations, and only incurred losses since inception. As at January 31, 2018, the Company has a working capital deficiency of $695,068 and an accumulated deficit of $11,099,404. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise sufficient financing to acquire or develop a profitable business. The Company intends to finance its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including related party advances and term notes until such time that funds provided by operations are sufficient to fund working capital requirements. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

These unaudited financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and are expressed in United States dollars. The Company’s fiscal year-end is April 30.

These interim unaudited financial statements have been prepared in accordance with US GAAP for interim financial information and with the instructions to Securities and Exchange Commission (“SEC”) Form 10-Q. They do not include all of the information and footnotes required by US GAAP to complete financial statements. Therefore, these interim financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended April 30, 2017, included in the Company’s Annual Report on Form 10-K filed with the SEC.

The financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company’s financial position at January 31, 2018, and the results of its operations for the three and nine months ended January 31, 2018 and cash flows for the nine months ended January 31, 2018. The results of operations for the period ended January 31, 2018 are not necessarily indicative of the results to be expected for future quarters or the full year.

The significant accounting policies followed are:

USE OF ESTIMATES

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates related to fair value measurements, stock-based compensation and deferred income tax asset valuation allowance. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

ASC 825, “Financial Instruments”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The financial instruments consist principally of cash and cash equivalents, accounts payable, advances payable, due to related party, loans payable and convertible debentures. The fair value of cash and cash equivalents when applicable is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. Derivative liabilities are determined based on “Level 2” inputs, which are significant and observable. The Company believes that the recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Assets and liabilities measured at fair value on a recurring basis were presented on the Company’s balance sheet as of January 31, 2018 and April 30, 2017:

Fair Value Measurements Using

	Quoted Prices in	Significant
	Active Markets	Other	Significant
	For Identical	Observable	Unobservable	Balance as of	Balance as of
	Instruments	Inputs	Inputs	January 31,	April 30,
	(Level 1)	(Level 2)	(Level 3)	2018	2017

Assets:
Cash and cash equivalents	$ 11,556	$ —	$ —	$ 11,556	$ 3

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents. The Company limits its exposure to credit loss by placing its cash and cash equivalents with high credit quality financial institutions.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company has implemented all new mandatory accounting pronouncements that are in effect and there has been no significant impact on its financial statements. The Company does not believe that there are any  new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

4. FINANCIAL RISK FACTORS

LIQUIDITY RISK

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. As at January 31, 2018, the Company has a cash balance of $11,556 and current liabilities of $1,094,816. The Company’s accounts payable and accrued liabilities have contractual maturities of less than 60 days and are subject to normal trade terms. The Company requires additional financing to meet its current obligations. The ability of the Company to continue to identify and evaluate feasible business opportunities, develop products and generate working capital is dependent on its ability to secure additional equity or debt financing.

FOREIGN EXCHANGE RISK

Foreign exchange risk is the risk that the Company will be subject to foreign currency fluctuations in satisfying obligations related to foreign activities. Loans payable to unrelated third parties may be denominated in Canadian dollars. Foreign exchange risk arises from purchase transactions as well as financial assets and liabilities denominated in these foreign currencies. The Company does not use derivative instruments to hedge exposure to foreign exchange rate risk. However, management of the Company believes there is no significant exposure to foreign currency fluctuations.

5. EQUIPMENT

On June 22, 2017, the Company purchased computer equipment totaling $364,590. The equipment was pledged as security on a loan (See Note 7(b)). Pursuant to the terms of the loan, should the loan remain unpaid past September 30, 2017, the lender would take sole possession of the equipment. The Company did not make the required payment and the equipment was returned to the lender.  As at January 31, 2018 the Company had no equipment.

6. PREPAID EXPENSES AND OTHER ASSETS

The Company’s prepaid expenses and other assets consists of deposits, retainers and advance payments for various services including investor relations, legal, marketing and other costs.

7. RELATED PARTY TRANSACTIONS AND BALANCES

(a)

As at January 31, 2018, the Company was indebted to the majority shareholder in the amount of $321,217 (April 30, 2017- $1,872) for advances of working capital and expenses paid on behalf of the Company. The amount is unsecured, non-interest bearing and due on demand.

(b)

On June 22, 2017, the Company entered into a secured loan with a corporation with a significant shareholder for a loan up to CAD$450,000 for the purpose of purchasing digital currency mining hardware (“Mining Hardware”). The loan was non-interest bearing and due on August 31, 2017. The Mining Hardware purchased with the loaned funds is held as collateral until the loan amount has been fully repaid. Furthermore, revenue produced by the Mining Hardware purchased with the loaned funds is to be paid to the Lender until the loaned funds are repaid in full. Should the loan remain unpaid past September 30, 2017, the Lender will take sole possession of the Mining Hardware, in lieu of the loan.  As at September 30, 2017, the Company had not made the required payment of the loan and the Lender took sole possession of the Mining Hardware (refer to Note 5).

8. ADVANCES PAYABLE

On December 20, 2017, the Company received $295,000 from Bellridge Capital L.P. as an advance relating to the second tranche of the Securities Purchase Agreement (refer to Notes 10 and 15).

9. LOANS PAYABLE

The balance presented for loans payable consist of the following amounts:

(a)

On July 15, 2016, the Company entered into a loan agreement for a principal balance of up to $50,000 at any given time. The amount is unsecured, non-interest bearing and due on July 15, 2018. As at January 31, 2018, the Company has received gross loan proceeds of $54,716. Upon receipt of the funds, the Company recorded fair value discounts of $6,836. During the year ended April 30, 2017, the Company repaid $10,600 of principal and recognized accretion of the discount of $2,067. During the nine months ended January 31, 2018, the Company repaid $5,000 of principal and recognized accretion of the discount of $2,947. At January 31, 2018, the net carrying value of the loan was $36,754.

(b)	As at January 31, 2018, the Company was indebted for loans amounting to $500 (April 30, 2017 - $24,129). The amounts are unsecured, non-interest bearing and due on demand.

(c)	As at January 31, 2018, the Company was indebted for loans in the amount of $nil (April 30, 2017 - $8,786 (CAD $12,000)). The amount is unsecured, non-interest bearing and due on demand.

10. CONVERTIBLE DEBENTURES

On November 27, 2017 the entered into and closed on a Securities Purchase Agreement (“SPA”) with Bellridge Capital L.P. (“Bellridge”), pursuant to which the Company issued a senior secured convertible promissory note in the aggregate principal amount of $526,316 (“Note”) for an aggregate purchase price of $500,000, net of a $26,316 original issue discount and $10,000 of legal fees. The Company also incurred additional debt issuance costs of $50,000.  The total debt issue costs of $86,316 have been netted against the principal and will be amortized over the term of the loan using the effective interest rate method. In addition, the Company issued 7,894,737 warrants to Bellridge with a term of six months at an exercise price equal to the lesser of (i) $.10 per share and (ii) 70% of the lowest traded price of the Company’s common stock during the prior twenty consecutive trading days. The Company also agreed to issue 2,793,296 shares to Bellridge in connection with the loan.  The interest on the outstanding principal due under the Note accrues at a rate of 5% per annum. All principal and accrued interest under the Note is due on November 27, 2018 and is convertible into shares of the Company’s Common Stock at a conversion price equal to the lesser of (i) $0.10 and (ii) 70% of the lowest traded market price in the 20 consecutive trading days prior to the conversion date.

The Company has evaluated whether separate financial instruments with the same terms as the conversion features above would meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25. The terms of the contracts do not permit net settlement, as the shares delivered upon conversion are not readily convertible to cash. The Company’s trading history indicated that the shares are thinly traded and the market would not absorb the sale of the shares issued upon conversion without significantly affecting the price. As the conversion features would not meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25, the conversion features are not required to be separated from the host instrument and accounted for separately. As a result, at January 31, 2018, the conversion features and non-standard anti-dilutions provisions would not meet derivative classification.

The relative fair values of the convertible note, the warrants and the shares were $140,733, $284,751 and $100,832, respectively.  The effective conversion price was then determined to be $0.063. As the stock price at the issuance date was greater than the effective conversion price, it was determined that there was a beneficial conversion feature. The Company recognized the relative fair value of the shares issuable of $100,832 and an equivalent discount that reduced the carrying value of the convertible debt to $425,484.  The Company then recognized the relative fair value of the warrants of $284,751 as additional-paid-in capital and an equivalent discount that further reduced the carrying value of the convertible debt to $140,733. The beneficial conversion feature of $54,417, the OID of $26,316 and debt financing costs of $60,000 discounted the convertible debenture such that the carrying value of the convertible debt on the date of issue was $0. The discount is being expensed over the term of the loan to increase the carrying value to the face value of the loan. The Company determined that there was no derivative liability associated with the debenture under ASC 815-15 Derivatives and Hedging. During the nine months ended January 31, 2018, the Company recorded accretion of discount of $12,161 increasing the carrying value of the loan to $12,161. As at January 31, 2018, the Company has recorded accrued interest of $4,037 (2017 - $nil).

As part of the SPA, Bellridge is loaning the Company a minimum of $500,000 to a maximum of $1,500,000.00 (“Loan”). The first tranche was the $500,000 in form of the Note above. The next tranche of $500,000 will be due in 5 days after the Company receives its first comments concerning the registration statement to be filed and the final tranche of $500,000 will be funded upon the effectiveness of the registration statement that we will file covering the shares of our common stock issuable upon conversion of the notes. Refer to Note 15 for an amendment to the second tranche of the Loan.

In connection with the Note and SPA, the Company also entered into a Registration Rights Agreement obligating the Company to register the shares issuable upon conversion of the Note with the Securities and Exchange Commission. The Company also issued security agreements whereby it granted Bellridge a security interest in its assets and intellectual property. The obligations of the Company to repay the Note are guaranteed by the Company’s subsidiaries. The Company will utilize the proceeds of the Bellridge loan to support its proposed development of the software license obtained from Black Cactus

11. LICENSE

On November 6, 2017 the Company issued 60,000,000 shares of common stock with a fair value of $6,600,000 pursuant to the terms of an Exclusive Software License Agreement (the “Agreement”) with Black Cactus Holdings, LLC (“Black Cactus LLC”) to acquire an exclusive software license for the Black Cactus blockchain development software platform and related intellectual property (the “Software”) and the Agreement includes a service contract with the CEO of Black Cactus LLC to join the Company as a director and officer. The Company plans to use the Software platform to create a crypto trading exchange to support crypto and fiat currencies, music publishing, distribution, supply chain, medical research and trials. The term of the Agreement will remain in effect in perpetuity. In addition, the Company agreed to pay Black Cactus a royalty in the amount of 5% of the net revenue received from the sublicense of the Software and any revenues generated from the use of the Software including other intellectual property that the Company licensed from Black Cactus LLC pursuant to the terms of the Agreement.

12. PRODUCT DEVELOPMENT AND WEBSITE COSTS

On June 18, 2017, the Company entered into a Definitive Acquisition Agreement involving the internet domain and brand BitReturn. The Agreement represents the Company’s development of a plan to create a technology business in mining digital currency with an operating name of BitReturn. The Company issued 10,000,000 shares of restricted common stock with a fair value of $1,900,000 as payment under the terms of the Agreement, which have been recognized as and included in product development and website costs. The Company is also to make cash payments totaling $350,000 under the terms of the Agreement, and as at January 31, 2018, $350,000 is recorded as an amount payable for BitReturn. Product development and website expenses represent costs of acquiring the brand BitReturn, development of the crypto currency mining product, and creation of the website. These costs do not meet the criteria for capitalization, and therefore have been treated as an operating expense.

13. COMMITMENTS

(a)

On July 1, 2017, the Company entered into a Strategic Management and Advisory Agreement for consulting services and investor relations services to be provided over a period of twelve months commencing July 1, 2017. In consideration, the Company will pay a total monthly fee of $3,000 cash and issue a total of 1,000,000 shares of common stock. On July 26, 2017, the Company issued 1,000,000 shares of common stock with a fair value of $250,000, which has been recorded as a prepaid expense and will be amortized over the term of the agreement (Refer to Note 15). During the nine months ended January 31, 2018, the Company recognized $145,833 of consulting expense.

(b)

On November 8, 2017, the Company entered into a Financial Advisor Agreement with an unrelated third party for consulting services and investor relations services to be provided over a period of three months commencing November 8, 2017. In consideration, the Company will pay an initial fee of $20,000 cash. In addition, if the Company closes any transactions made with any introduction made by the unrelated third party, the Company shall pay an industry-standard cash fee of 10% on all equity or equity-linked capital invested, which will be recorded as debt financing costs. On November 27, 2017, entered into and closed on a Securities Purchase Agreement (refer to Note 10) whereby the introduction was made by the unrelated third party. During the nine months ended January 31, 2018, the Company recognized $50,000 of debt financing costs (refer to Note 10).

(c)

On December 19, 2017, the Company entered into a Business Development Consultant Agreement for consulting services to be provided over a period of twelve months commencing December 19, 2017. In consideration, the Company will pay a total monthly fee of 10,000 GBP cash and issue a total of 2,000,000 shares of common stock. Subsequent to January 31, 2018, the Company issued 2,000,000 shares of common stock with a fair value of $660,000. During the nine months ended January 31, 2018, the Company recognized $660,000 of consulting expense.

(d)

On January 4, 2018, the Company entered into an Equity Research Service Agreement for investor relations services to be provided over a period of twelve months commencing January 4, 2017. In consideration, the Company will issue a total of 150,000 shares of common stock. On January 16, 2017, the Company issued 150,000 shares of common stock with a fair value of $57,000, which has been recorded as a prepaid expense and will be amortized over the term of the agreement. During the nine months ended January 31, 2018, the Company recognized $4,750 of consulting expense.

14. STOCKHOLDERS’ DEFICIT

On November 13, 2017, the Company amended its Articles of Incorporation, increasing the number of common stock authorized from 240,000,000 to 490,000,000, par value of $0.0001, and leaving the number of preferred stock authorized at 10,000,000, par value of $0.0001.

At the time of the amendment, the Company designated 10,000 shares of its authorized but unissued shares of preferred stock as Series A Preferred Stock. The 10,000 Series A Preferred Stock shall have an aggregate voting power of 45% of the combined voting power of the entire Company’s shares, common stock and preferred stock, as long as the Company is in existence. Each holder of the Series A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the by-laws of the Company, and shall be entitled to vote, together with holders of common stock, with respect to any question upon which holders of common stock have the right to vote. Without the vote or consent of holders of at least a majority of the shares of Series A Preferred Stock then outstanding, the Company may not (i) authorize, create or issue, or increase the authorized number of shares of, any class or series of capital stock ranking prior to or on a parity with the Series A Preferred Stock, (ii) authorize, create or issue any class or series of common stock of the Company other than the common stock, (iii) authorize any reclassification of the Series A Preferred Stock, (iv) authorize, create or issue any securities convertible into or exercisable for capital stock prohibited by (i) or (ii), (v) amend this Certificate of Designations or (vi) enter into any merger or reorganization, or disposal of assets involving 20% of the total capitalization of the Company.

Subject to the rights of the holders of any other series of preferred stock ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation and any other class or series of capital stock of the Company ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation, in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of record of the issued and outstanding shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Company available for distribution to the holders of shares of Series A Preferred Stock, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock and any other series of preferred stock ranking junior to the Series A Preferred Stock with respect to liquidation.

The holders of the Series A Preferred Stock shall not be entitled to receive dividends per share of Series A Preferred Stock. The Company shall have no rights to redeem Series A Preferred Stock.

COMMON STOCK

On June 26, 2017, the Company issued 1,400,000 shares of common stock for gross proceeds of $14,000, which was received during the year ended April 30, 2017.

On June 27, 2017, the Company issued 10,000,000 shares of common stock with a fair value of $1,900,000 for BitReturn pursuant to a Definitive Acquisition Agreement (refer to Note 13).

On July 1, 2017, the Company issued 1,000,000 shares of common stock with a fair value of $250,000 for investor relations services pursuant to a Strategic Management and Advisory Agreement (refer to Note 14).

On July 26, 2017, the Company issued 2,500,000 shares of common stock with a fair value of $400,000 as signing bonuses pursuant to service agreements and the $400,000 fair value was expensed and included in consulting fees.

On November 6, 2017, the Company issued 60,000,000 shares of common stock with a fair value of $6,600,000 for a license fee pursuant to the Exclusive Software License Agreement (refer to Note 11).

On January 16, 2018, the Company issued 3,200,000 shares of common stock pursuant to the Share Purchase Agreement with an unrelated third party. Under the terms of the Agreement, the Company will purchase all the issued ordinary shares of the unrelated third party from its shareholders, thereby acquiring all the intellectual property, research and development, contracts, accounts receivable and licenses owned by the unrelated third party. In exchange, the Company will issue 3,200,000 shares of its common stock to the unrelated third party’s shareholders. The Agreement will not close and the acquisition will not be complete until the Company receives the source code and software to the unrelated third party’s intellectual property for all of the unrelated third party’s programs, platforms and products and these assets have been independently verified. Additionally, if the shares issued to the unrelated third party shareholders do not have an aggregate value of $2,000,000 by January 15, 2019, the unrelated third party shareholders are entitled to have additional shares issued to them so that they hold shares equal to $2,000,000 as of that date. As at January 31, 2018, the Company has not received the source code and software relating to the intellectual property and the Agreement has not closed. The 3,200,000 shares are being held by the Company until closing of the Agreement.

On January 16, 2018, the Company issued 150,000 shares of common stock with a fair value of $57,000 for investor relations services pursuant to an Equity Research Services Agreement (refer to Note 13).

As at January 31, 2018, there are 161,250,000 shares of common stock issued and 158,050,000 shares of common stock outstanding.

PREFERRED STOCK - SERIES A

As at January 31, 2018, there are no issued and outstanding Series A Preferred Stock.

15. SUBSEQUENT EVENTS

(a)

Subsequent to January 31, 2018, the Company and Bellridge amended the terms of the Securities Purchase Agreement as disclosed in Note 10, to include the $295,000 received in December 2017 as an additional tranche in connection with the convertible note.   Refer to Note 8.

(b)	Subsequent to January 31, 2018, the Company issued 2,000,000 shares of common stock to a consultant pursuant to a Business Development Consultant Agreement.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Envoy Group Corp.

We have audited the accompanying balance sheets Envoy Group Corp. as of April 30, 2017 and 2016 and the related statements of operations and comprehensive loss, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Envoy Group Corp. as of April 30, 2017 and 2016, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a working capital deficit and has accumulated losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Manning Elliott LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada

August 11, 2017

ENVOY GROUP CORP.

BALANCE SHEETS

(Expressed in U.S. Dollars)

	April 30,	April 30,
	2017	2016

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3	$—

TOTAL ASSETS	$3	$—

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$37,151	$39,754
Due to related party (Note 4)	1,872	23,236
Loans payable (Note 5)	32,916	11,113
Total Current Liabilities	71,939	74,103

Loans payable (Note 5)	33,782	—
TOTAL LIABILITIES	105,721	74,103

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, of which 10,000 shares designated as Series A, no shares issued and outstanding (Note 7)	—	—
Common stock, $0.0001 par value; 240,000,000 shares authorized; 83,000,000 and 80,000,000 shares issued and outstanding as of April 30, 2017 and 2016, respectively (Note 7)	8,300	8,000
Share subscriptions received	14,000	—
Additional paid-in capital	74,559	38,500
Accumulated deficit	(202,577)	(120,603)
Total Stockholders’ Deficit	(105,718)	(74,103)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3	$—

Going Concern (Note 2)

Subsequent Event (Note 9)

The accompanying notes are an integral part of these financial statements.

ENVOY GROUP CORP.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in U.S. Dollars)

	For the Years Ended April 30,
	2017	2016

OPERATING EXPENSES
General and administrative	$56,905	$10,443
Professional fees	25,069	28,927

NET LOSS AND COMPREHENSIVE LOSS	$(81,974)	$(39,370)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	80,789,041	80,000,000

The accompanying notes are an integral part of these financial statements.

ENVOY GROUP CORP.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

(Expressed in U.S. Dollars)

					Share	Additional		Total
	Preferred Stock		Common Stock		Subscriptions	Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Received	Capital	Deficit	Deficit

Balance – April 30, 2015	—	$—	80,000,000	$8,000	$—	$38,500	$(81,233)	$(34,733)

Net loss for the year	—	—	—	—	—	—	(39,370)	(39,370)

Balance – April 30, 2016	—	$—	80,000,000	$8,000	$—	$38,500	$(120,603)	$(74,103)

Discount on loan payable	—	—	—	—	—	6,359	—	6,359

Issuance of common stock	—	—	3,000,000	300	—	29,700	—	30,000

Share subscriptions received	—	—	—	—	14,000	—	—	14,000

Net loss for the year	—	—	—	—	—	—	(81,974)	(81,974)

Balance – April 30, 2017	—	$—	83,000,000	$8,300	$14,000	$74,559	$(202,577)	$(105,718)

The accompanying notes are an integral part of these financial statements.

ENVOY GROUP CORP.

STATEMENTS OF CASH FLOWS

(Expressed in U.S. Dollars)

	For the Years Ended April 30,
	2017	2016

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
Net loss	$(81,974)	$(39,370)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of loan discounts	2,067	—

Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	(1,159)	24,927

Net Cash Used in Operating Activities	(81,066)	(14,443)

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
Advances from related party, net of repayments	(21,364)	4,774
Proceeds from loans payable, net of repayments	60,654	9,563
Proceeds from issuance of common stock	30,000	—
Share subscriptions received	14,000	—

Net Cash Provided by Financing Activities	83,290	14,337

Net effect of exchange rate changes on cash	(2,221)	—

Net Increase (Decrease) in Cash and Cash Equivalents	3	(106)

Cash and Cash Equivalents, Beginning of Year	—	106

Cash and Cash Equivalents, End of Year	$3	$—

SUPPLEMENTARY CASH FLOW INFORMATION:
Interest paid	$—	$—
Income taxes paid	$—	$—

The accompanying notes are an integral part of these financial statements.

ENVOY GROUP CORP.

Notes to the Financial Statements

For the Years Ended April 30, 2017 and 2016

NOTE 1. NATURE OF BUSINESS

Envoy Group Corp. (the “Company”), was incorporated in the State of Florida on April 8, 2013. The address of the head office is Suite 200, 8275 South Eastern Avenue, Las Vegas, Nevada 89123. Upon incorporation, it was the Company’s intent to develop a service to provide adult day care. On November 23, 2015, the Company announced that it intends to restructure its business plan and enter the consumer products market. The Company is currently in the process of identifying and evaluating feasible business opportunities. Subsequent to April 30, 2017, the Company entered into an agreement as part of a plan to develop a technology business in digital currency mining (see Note 9).

NOTE 2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has had no revenue or operations, and only incurred losses since inception. As at April 30, 2017, the Company has a working capital deficit of $71,936 and an accumulated deficit of $202,577. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise sufficient financing to acquire or develop a profitable business. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including related party advances and term notes until such time that funds provided by operations are sufficient to fund working capital requirements.

NOTE 3. SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed are:

USE OF ESTIMATES

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates related to fair value measurements and deferred income tax asset valuation allowance. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

The Company’s functional and reporting currency is the United States dollar. Occasional transactions may occur in Canadian dollars. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

FINANCIAL INSTRUMENTS

ASC 825, Financial Instruments, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 825 prioritizes the inputs into three levels that may be used to measure fair value:

ENVOY GROUP CORP.

Notes to the Financial Statements

For the Years Ended April 30, 2017 and 2016

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The financial instruments consist principally of cash, accounts payable, due to related party and loans payable. The fair value of cash when applicable is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or current market rates of interest for similar instruments.

Assets measured at fair value on a recurring basis were presented on the Company’s balance sheet as of April 30, 2017 and 2016:

Fair Value Measurements Using
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	For Identical	Observable	Unobservable
	Instruments	Inputs	Inputs	Balance as of	Balance as of
	(Level 1)	(Level 2)	(Level 3)	April 30, 2017	April 30, 2016
	$	$	$	$	$
Assets:
Cash	3	—	—	3	—

The Company does not have any liabilities measured at fair value on a recurring basis presented on the Company’s balance sheet as of April 30, 2017 and 2016.

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash. The Company limits its exposure to credit loss by placing its cash with high credit quality financial institutions.

CASH AND CASH EQUIVALENTS

All cash investments with an original maturity of three months or less are considered to be cash equivalents.

INCOME TAXES

The Company accounts for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

ENVOY GROUP CORP.

Notes to the Financial Statements

For the Years Ended April 30, 2017 and 2016

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with ASC 260, “Earnings Per Share.” The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding. As of April 30, 2017 and 2016, the Company had no dilutive potential common shares.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4. RELATED PARTY TRANSACTIONS AND BALANCES

As at April 30, 2017, the Company was indebted to the majority shareholder in the amount of $1,872 (2016 - $23,236) for advances of working capital and expenses paid on behalf of the Company. The amount is unsecured, non-interest bearing and due on demand.

NOTE 5. LOANS PAYABLE

As at April 30, 2017, the Company was indebted to an unrelated third party in the amount of $4,130 (2016 - $1,550). The amount is unsecured, non-interest bearing and due on demand.

As at April 30, 2017, the Company was indebted to an unrelated third party in the amount of $10,000 (2016 - $nil). The amount is unsecured, non-interest bearing and due on September 30, 2017.

As at April 30, 2017, the Company was indebted to an unrelated third party in the amount of $10,000 (2016 - $nil). The amount is unsecured, non-interest bearing and due on demand.

As at April 30, 2017, the Company was indebted to an unrelated third party in the amount of $8,786 (CAD$12,000) (2016 - $9,563 (CAD$12,000)). The amount is unsecured, non-interest bearing and due on demand.

On July 15, 2016, the Company entered into a loan agreement with an unrelated third party for a principal balance of up to $50,000. The amount is unsecured, non-interest bearing and due on July 15, 2018. During the year ended April 30, 2017, the Company received loan proceeds of $48,675. Upon receipt, the Company recorded a discount of $6,360, which reduced the carrying balance of the loan to $42,316. During the year ended April 30, 2017, the Company repaid $10,600 of principal and recognized accretion of the discount of $2,067. At April 30, 2017, the net carrying value of the loan was $33,782.

NOTE 6. FINANCIAL RISK FACTORS

LIQUIDITY RISK

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. As at April 30, 2017, the Company has a working capital deficit of $73,753 and requires additional financing to meet its current obligations.  The Company’s accounts payable and accrued liabilities have contractual maturities of less than 60 days and are subject to normal trade terms. The ability of the Company to continue to identify and evaluate feasible business opportunities and pay its financial obligations is dependent on its ability to secure additional equity or debt financing.

ENVOY GROUP CORP.

Notes to the Financial Statements

For the Years Ended April 30, 2017 and 2016

FOREIGN EXCHANGE RISK

Foreign exchange risk is the risk that the Company will be subject to foreign currency fluctuations in satisfying obligations related to foreign activities. Loans payable to unrelated third parties may be denominated in Canadian dollars. Foreign exchange risk arises from purchase transactions as well as financial assets and liabilities denominated in these foreign currencies. The Company does not use derivative instruments to hedge exposure to foreign exchange rate risk. However, management of the Company believes there is no significant exposure to foreign currency fluctuations.

NOTE 7. STOCKHOLDERS’ DEFICIT

On May 9, 2014, the Company amended its Articles of Incorporation, decreasing the number of common stock authorized from 250,000,000 to 240,000,000, par value of $0.0001, and authorizing 10,000,000, par value of $0.0001, shares of preferred shares.

At the time of the amendment, the Company designated 10,000 shares of its authorized but unissued shares of preferred stock as Series A Preferred Stock. The 10,000 Series A Preferred Stock shall have an aggregate voting power of 45% of the combined voting power of the entire Company’s shares, common stock and preferred stock, as long as the Company is in existence. Each holder of the Series A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the by-laws of the Company, and shall be entitled to vote, together with holders of common stock, with respect to any question upon which holders of common stock have the right to vote. Without the vote or consent of holders of at least a majority of the shares of Series A Preferred Stock then outstanding, the Company may not (i) authorize, create or issue, or increase the authorized number of shares of, any class or series of capital stock ranking prior to or on a parity with the Series A Preferred Stock, (ii) authorize, create or issue any class or series of common stock of the Company other than the common stock, (iii) authorize any reclassification of the Series A Preferred Stock, (iv) authorize, create or issue any securities convertible into or exercisable for capital stock prohibited by (i) or (ii), (v) amend this Certificate of Designations or (vi) enter into any merger or reorganization, or disposal of assets involving 20% of the total capitalization of the Company.

Subject to the rights of the holders of any other series of preferred stock ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation and any other class or series of capital stock of the Company ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation, in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of record of the issued and outstanding shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Company available for distribution to the holders of shares of Series A Preferred Stock, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock and any other series of preferred stock ranking junior to the Series A Preferred Stock with respect to liquidation.

The holders of the Series A Preferred Stock shall not be entitled to receive dividends per share of Series A Preferred Stock. The Company shall have no rights to redeem Series A Preferred Stock.

COMMON STOCK

On January 24, 2017, the Company issued 3,000,000 shares of common stock for gross proceeds of $30,000.

As at April 30, 2017, the Company has received subscriptions of $14,000 for the subsequent issuance of 1,400,000 shares of common stock (Refer to Note 9).

As at April 30, 2017, there are 83,000,000 shares of common stock issued and outstanding.

PREFERRED STOCK - SERIES A

As at April 30, 2017, there are no issued and outstanding Series A Preferred Stock.

ENVOY GROUP CORP.

Notes to the Financial Statements

For the Years Ended April 30, 2017 and 2016

NOTE 8. INCOME TAXES

The Company is subject to United States federal and state income taxes at an approximate rate of 35%. The reconciliation of the provision for income taxes at the United States federal and state statutory rate compared to the Company’s income tax expense as reported is as follows:

	April 30, 2017 $	April 30, 2016 $

Net loss	81,974	39,370
Income tax rate	35%	35%
Expected income tax benefit	(28,691)	(13,780)
Valuation allowance change	28,691	13,780
Provision for income taxes	—	—

The significant components of deferred income tax assets at April 30, 2017 and 2016, are as follows:

	April 30, 2017 $	April 30, 2016 $

Net operating loss carryforward	70,902	42,211
Valuation allowance	(70,902)	(42,211)
Net deferred income tax asset	—	—

The Company has net operating loss carryforwards of approximately $202,577 available to offset taxable income in future years which expires beginning in fiscal 2033. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years.

NOTE 9. SUBSEQUENT EVENTS

a)

On June 18, 2017, the Company entered into a Definitive Acquisition Agreement (the “Agreement”)  involving the internet domain and brand Bitreturn. The Agreement represents the Company’s development of a plan to create a technology business in mining digital currency with an operating name of BitReturn.  The Company issued 10,000,000 shares of restricted common stock as payment under the terms of the Agreement.   The Company is also to make cash payments totaling $350,000 under the terms of the Agreement, which is to be paid as follows, $200,000 from the first $500,000 raised by private placements, and the final portion of $150,000 within six months or when a cumulative amount of $1,000,000 has been raised by private placements.

b)

On June 22, 2017, the Company entered into a Loan Agreement (“Loan”) with a non-related third party (“Lender”) whereby the Lender has agreed to advance up to CAD$450,000 for the purpose of purchasing digital currency mining hardware. The Loan is non-interest bearing and due on August 31, 2017. In consideration for the Loan, the Lender will have the option to purchase up to 5,000,000 shares of common stock at a purchase price of $0.02 per share for total proceeds of up to $100,000. As of August 10, 2017, the Company has received CAD$435,000 pursuant to the Loan.

c)	On June 26, 2017, the Company issued 1,400,000 shares of common stock for gross proceeds of $14,000, which was received during the year ended April 30, 2017 (refer to Note 7).

Report of Independent Registered Public Accounting Firm

To the Directors and Stockholders

Envoy Group Corp.

We have audited the accompanying balance sheets of Envoy Group Corp. as of April 30, 2016 and 2015 and the related statements of operations and comprehensive loss, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Envoy Group Corp. as of April 30, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not generated any revenues and has incurred operating losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ Manning Elliott LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada

June 6, 2017

ENVOY GROUP CORP.

BALANCE SHEETS

(Expressed in U.S. Dollars)

	April 30,	April 30,
	2016	2015

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$—	$106

TOTAL ASSETS	$—	$106

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$39,754	$14,827
Due to related party (Note 5)	23,236	18,462
Loans payable (Note 6)	11,113	1,550
Total Current Liabilities	74,103	34,839

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, of which 10,000 shares designated as Series A, no shares issued and outstanding (Note 7)	—	—
Common stock, $0.0001 par value; 240,000,000 shares authorized; 80,000,000 shares issued and outstanding (Note 7)	8,000	8,000
Additional paid-in capital	38,500	38,500
Accumulated deficit	(120,603)	(81,233)
Total Stockholders’ Deficit	$(74,103)	$(34,733)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$—	$106

Going Concern (Note 2)

Subsequent Event (Note 9)

The accompanying notes are an integral part of these financial statements.

ENVOY GROUP CORP.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in U.S. Dollars)

	For the Year Ended April 30,
	2016	2015

OPERATING EXPENSES
General and administrative	$10,443	$12,065
Professional fees	28,927	22,668

NET LOSS AND COMPREHENSIVE LOSS	$(39,370)	$(34,733)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	80,000,000	76,219,178

The accompanying notes are an integral part of these financial statements.

ENVOY GROUP CORP.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

(Expressed in U.S. Dollars)

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance – April 30, 2014	—	$—	120,000,000	$12,000	$34,500	$(46,500)	$—

Conversion of common shares to preferred shares	10,000	10	(60,000,000)	(6,000)	5,990	—	—

Conversion of preferred shares to common shares	(10,000)	(10)	60,000,000	6,000	(5,990)	—	—

Cancellation of common shares	—	—	(40,000,000)	(4,000)	4,000	—	—

Net loss for the year	—	—	—	—	—	(34,733)	(34,733)

Balance – April 30, 2015	—	$—	80,000,000	$8,000	$38,500	$(81,233)	$(34,733)

Net loss for the year	—	—	—	—	—	(39,370)	(39,370)

Balance – April 30, 2016	—	$—	80,000,000	$8,000	$38,500	$(120,603)	$(74,103)

The accompanying notes are an integral part of these financial statements.

ENVOY GROUP CORP.

STATEMENTS OF CASH FLOWS

(Expressed in U.S. Dollars)

	For the Year Ended April 30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(39,370)	$(34,733)

Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	24,927	14,827

Net Cash Used in Operating Activities	(14,443)	(19,906)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans payable	9,563	18,462
Advances from related party	4,774	1,550

Net Cash Provided by Financing Activities	14,337	20,012

Net (Decrease) Increase in Cash and Cash Equivalents	(106)	106

Cash and Cash Equivalents, Beginning of Year	106	0

Cash and Cash Equivalents, End of Year	$0	$106

SUPPLEMENTARY CASH FLOW INFORMATION:
Interest paid	$—	$—
Income taxes paid	$—	$—

The accompanying notes are an integral part of these financial statements.

ENVOY GROUP CORP.

Notes to the Financial Statements

For the Year Ended April 30, 2016 and 2015

NOTE 1. NATURE OF BUSINESS

Envoy Group Corp. (the “Company”), was incorporated in the State of Florida on April 8, 2013. The address of the head office is Suite 200, 8275 South Eastern Avenue, Las Vegas, Nevada 89123. Upon incorporation, it was the Company’s intent to develop a service to provide adult day care. On November 23, 2015, the Company announced that it intends to restructure its business plan and enter the consumer products market. The Company is currently in the process of identifying and evaluating feasible business opportunities in the consumer products market industry.

NOTE 2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has had no revenue or operations, and only incurred losses since inception. As at April 30, 2016, the Company has a working capital deficiency of $74,103 and an accumulated deficit of $120,603. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise sufficient financing to acquire or develop a profitable business. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including related party advances and term notes until such time that funds provided by operations are sufficient to fund working capital requirements. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed are:

USE OF ESTIMATES

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates related to fair value measurements and deferred income tax asset valuation allowance. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

The Company’s functional and reporting currency is the United States dollar. Occasional transactions may occur in Canadian dollars. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

FINANCIAL INSTRUMENTS

ASC 825, Financial Instruments, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

ENVOY GROUP CORP.

Notes to the Financial Statements

For the Year Ended April 30, 2016 and 2015

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The financial instruments consist principally of cash, accounts payable, due to related party and loans payable. The fair value of cash when applicable is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Assets measured at fair value on a recurring basis were presented on the Company’s balance sheet as of April 30, 2016 and 2015:

Fair Value Measurements Using
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	For Identical	Observable	Unobservable
	Instruments	Inputs	Inputs	Balance as of	Balance as of
	(Level 1)	(Level 2)	(Level 3)	April 30, 2016	April 30, 2015
	$	$	$	$	$
Assets:
Cash	—	—	—	—	106

The Company does not have any liabilities measured at fair value on a recurring basis presented on the Company’s balance sheet as of April 30, 2016 and 2015.

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash. The Company limits its exposure to credit loss by placing its cash with high credit quality financial institutions.

CASH AND CASH EQUIVALENTS

All cash investments with an original maturity of three months or less are considered to be cash equivalents.

INCOME TAXES

The Company accounts for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

ENVOY GROUP CORP.

Notes to the Financial Statements

For the Year Ended April 30, 2016 and 2015

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with ASC 260, “Earnings Per Share.” The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding. As of April 30, 2016 and 2015, the Company had no dilutive potential common shares.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4. FINANCIAL RISK FACTORS

LIQUIDITY RISK

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. As at April 30, 2016, the Company has a cash balance of $nil (2015 - $106) and current liabilities of $74,103 (2015 - $34,839). The Company’s accounts payable and accrued liabilities have contractual maturities of less than 60 days and are subject to normal trade terms. The ability of the Company to continue to identify and evaluate feasible business opportunities in the consumer products market and maintain its working capital is dependent on its ability to secure additional equity or debt financing.

FOREIGN EXCHANGE RISK

Foreign exchange risk is the risk that the Company will be subject to foreign currency fluctuations in satisfying obligations related to foreign activities. Loans payable to unrelated third parties may be denominated in Canadian dollars. Foreign exchange risk arises from purchase transactions as well as financial assets and liabilities denominated in these foreign currencies. The Company does not use derivative instruments to hedge exposure to foreign exchange rate risk. However, management of the Company believes there is no significant exposure to foreign currency fluctuations.

NOTE 5. RELATED PARTY TRANSACTIONS AND BALANCES

As at April 30, 2016, the Company was indebted to the majority shareholder in the amount of $23,236 (2015 - $18,462) for advances of working capital and expenses paid on behalf of the Company. The amount is unsecured, non-interest bearing and due on demand.

NOTE 6. LOANS PAYABLE

As at April 30, 2016, the Company was indebted to an unrelated third party in the amount of $1,550 (2015 - $1,550). The amount is unsecured, non-interest bearing and due on demand.

As at April 30, 2016, the Company was indebted to an unrelated third party in the amount of $9,563 (CAD$12,000) (2015 - $Nil). The amount is unsecured, non-interest bearing and due on December 31, 2016.

ENVOY GROUP CORP.

Notes to the Financial Statements

For the Year Ended April 30, 2016 and 2015

NOTE 7. STOCKHOLDERS’ DEFICIT

On May 9, 2014, the Company amended its Articles of Incorporation, decreasing the number of common stock authorized from 250,000,000 to 240,000,000, par value of $0.0001, and authorizing 10,000,000, par value of $0.0001, shares of preferred shares.

At the time of the amendment, the Company designated 10,000 shares of its authorized but unissued shares of preferred stock as Series A Preferred Stock. The 10,000 Series A Preferred Stock shall have an aggregate voting power of 45% of the combined voting power of the entire Company’s shares, common stock and preferred stock, as long as the Company is in existence. Each holder of the Series A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the by-laws of the Company, and shall be entitled to vote, together with holders of common stock, with respect to any question upon which holders of common stock have the right to vote. Without the vote or consent of holders of at least a majority of the shares of Series A Preferred Stock then outstanding, the Company may not (i) authorize, create or issue, or increase the authorized number of shares of, any class or series of capital stock ranking prior to or on a parity with the Series A Preferred Stock, (ii) authorize, create or issue any class or series of common stock of the Company other than the common stock, (iii) authorize any reclassification of the Series A Preferred Stock, (iv) authorize, create or issue any securities convertible into or exercisable for capital stock prohibited by (i) or (ii), (v) amend this Certificate of Designations or (vi) enter into any merger or reorganization, or disposal of assets involving 20% of the total capitalization of the Company.

Subject to the rights of the holders of any other series of preferred stock ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation and any other class or series of capital stock of the Company ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation, in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of record of the issued and outstanding shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Company available for distribution to the holders of shares of Series A Preferred Stock, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock and any other series of preferred stock ranking junior to the Series A Preferred Stock with respect to liquidation.

The holders of the Series A Preferred Stock shall not be entitled to receive dividends per share of Series A Preferred Stock. The Company shall have no rights to redeem Series A Preferred Stock.

COMMON STOCK

On May 28, 2014, the Company issued 10,000 shares of Series A preferred stock in exchange for the return of 60,000,000 shares of common stock held by the Company’s majority shareholder.

On September 30, 2014, the Company issued 60,000,000 shares of common stock in exchange for the return of 10,000 shares of Series A preferred stock held by the Company’s majority shareholder.

On September 30, 2014, the Company cancelled 40,000,000 shares of common stock that was returned to the Company by its majority shareholder.

PREFERRED STOCK - SERIES A

On May 28, 2014, the Company issued 10,000 shares of Series A preferred stock in exchange for the return of 60,000,000 shares of common stock held by the Company’s majority shareholder.

On September 30, 2014, the Company issued 60,000,000 shares of common stock in exchange for the return of 10,000 shares of Series A preferred stock held by the Company’s majority shareholder.

As at April 30, 2016, there are no issued and outstanding Series A Preferred Stock issued or outstanding.

ENVOY GROUP CORP.

Notes to the Financial Statements

For the Year Ended April 30, 2016 and 2015

NOTE 8. INCOME TAXES

The Company is subject to United States federal and state income taxes at an approximate rate of 35%. The reconciliation of the provision for income taxes at the United States federal and state statutory rate compared to the Company’s income tax expense as reported is as follows:

	April 30, 2016 $	April 30, 2015 $

Net loss	39,370	34,733
Income tax rate	35%	35%
Expected income tax benefit	(13,780)	(12,157)
Valuation allowance change	13,780	12,157
Provision for income taxes	—	—

The significant components of deferred income tax assets at April 30, 2016 and 2015, are as follows:

	April 30, 2016 $	April 30, 2015 $

Net operating loss carryforward	42,211	28,432
Valuation allowance	(42,211)	(28,432)
Net deferred income tax asset	—	—

The Company has net operating loss carryforwards of approximately $120,603 available to offset taxable income in future years which expires beginning in fiscal 2033. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years.

NOTE 9. SUBSEQUENT EVENT

On January 24, 2017, the Company issued 3,000,000 shares of common stock for gross proceed of $30,000.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13 - Other Expenses of Issuance and Distribution

We estimate that expenses in connection with the distribution described in this Registration Statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

Amount To be Paid
SEC registration fee		$1,980.98
Accounting fees and expenses		$3,000.00
Legal fees and expenses	$	*
Printing and related expenses	$	*
Transfer agent fees and expenses	$	*
Miscellaneous	$	*
Total	$	*
__________
* To be provided by amendment.

Item 14 - Indemnification of Directors and Officers

The Certificate of Incorporation and the Bylaws of our Company provide that our Company will indemnify, to the fullest extent permitted by Florida law, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any other enterprise or organization at the request of our Company. Pursuant to Florida law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Florida law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

Item 15 - Recent Sales of Unregistered Securities

Unregistered Sales of Equity Securities

During the years ended April 30, 2015 and 2016, we did not issue any shares of unregistered securities.

During the year ended April 30, 2017, we issued the following unregistered equity securities:

On January 24, 2017, we issued 3,000,000 shares of common stock to an unrelated, accredited investor for $30,000.  The same investor purchased an additional 1,400,000 shares of common stock from us in April, 2017 and we issued the shares on June 26, 2017.

On June 26, 2017, in connection with the acquisition of BitReturn, we issued 2,500,000 shares to the four principal shareholders of BitReturn, which shares were valued at $1,900,000.

On July 1, 2017, we issued 1,000,000 shares of our common stock valued at $250,000 pursuant to an unrelated consultant for management and consulting services.

On July 26, 2017, we issued 2,500,000 valued at $400,000 as compensation to an unrelated, third party consultant.

On November 6, 2017, we issued 60,000,000 shares of our common stock valued at $6,600,000 to Lawrence Cummins, our CEO, as the consideration we paid for the Black Cactus exclusive license.

On November 27, 2017, we received $500,000 from Bellridge Capital, L.P. for the purchase of a convertible promissory note. Additionally, Bellridge Capital, L.P. received 2,793,296 restricted shares of common stock and a common stock purchase warrant to purchase 7,894,737 shares of common stock.

On December 19, 2017, we entered into an agreement for business development services with an unrelated, third party for a period of 12 months.  As part of the consideration, we issued 2,000,000 shares of our common stock valued at $660,000.

On December 20, 2017, we received $300,000 from Bellridge Capital, L.P. for the purchase of a convertible promissory note.

On January 16, 2018, we issued 150,000 shares of our common stock valued at $57,000 to Align Research Ltd., an unrelated third party, for investor relations services.

On January 16, 2018, we issued 3,200,000 shares of our common stock, to be valued at $2,000,000, in connection with the proposed acquisition of World of Wireless.  We have not delivered these shares as the transaction has not yet closed.

On April 5, 2018, we issued to Bellridge Capital, L.P.  three (3) common stock purchase warrants to purchase an aggregate of 85,000,000 shares of our common stock at $0.10 per share.  Additionally, we issued to Aegis Capital Corp. a financial advisor common stock purchase warrant to purchase 560,717 shares of common stock, which such warrant was deemed effective as of November 27, 2017.

No underwriters were involved in the foregoing sales of securities. The issuances of the securities described above were deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act. The recipients of securities in such transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the stock certificates and option agreements issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

Item 16 - Exhibits

(a)(3)	Exhibits

The following exhibits are filed as part of this report:

(b) Exhibits

Exhibit Number	Description
3.1(i)	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-1 filed with the Commission on May 23, 2013).
3.1(ii)	Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the registrant’s Current Report on Form 8-K filed with the Commission on June 9, 2014).
3.1(iii)	Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on December 1, 2017).
3.2	By-Laws (incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form S-1 filed with the Commission on May 23, 2013).
4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s registration statement on Form S-1 filed with the Commission on May 23, 2013).
4.2	Senior Secured Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the Commission on December 15, 2017)
4.3	Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed with the Commission on December 15, 2017)
4.4	Security Agreement (incorporated by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K filed with the Commission on December 15, 2017)
4.5	Intellectual Property Security Agreement (incorporated by reference to Exhibit 4.4 to the registrant’s Current Report on Form 8-K filed with the Commission on December 15, 2017)
4.6	Subsidiary Guarantee Agreement (incorporated by reference to Exhibit 4.5 to the registrant’s Current Report on Form 8-K filed with the Commission on December 15, 2017)
4.7	Form of Senior Secured Convertible Promissory Note issued to Bellridge Capital, L.P. in November 2017 *
4.8	Form of Financial Advisory Common Stock Purchase Warrant issued to Aegis Capital Corp. *
4.9	Form of Common Stock Purchase Warrants issued to Bellridge Capital, L.P. in April 2017 *
5.1	Opinion re: Legality *
10.1

Definitive Acquisition Agreement dated June 18, 2017 by and among the registrant and the BitReturn shareholders (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on June 27, 2017).

10.2

Securities Purchase Agreement dated November 27, 2017 by and among the registrant and Black Cactus, LLC (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on December 15, 2017).

10.3

Registration Rights Agreement dated November 27, 2017 by and among the Registrant and Black Cactus, LLC (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the Commission on December 15, 2017)

10.4	Amendment to Registration Rights Agreement, dated November 27, 2017 (Amendment dated April 13, 2018) *
10.5	Amendment to Securities Purchase Agreement, dated November 27, 2017 (Amendment dated April 5, 2018) *
10.6	Securities Purchase Agreement, dated April 5, 2018 *
10.7	Registration Rights Agreement, dated April 13, 2018 *
23.1	Consent of Manning Elliott LLP *
23.2	Consent of Poole & Shaffery, LLP (included in Exhibit 5.1) *
101	XBRL data files of Financial Statements and Notes relating to this Form S-1 **

* filed herewith

** In accordance with Regulation S-T, the Interactive Data Files in Exhibit 101 relating to this Form S-1 shall be deemed “furnished” and not “filed.”

Item 17 - Undertakings

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly authorized this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada on April 23, 2018.

BLACK CACTUS GLOBAL, INC.

By:	/s/ Dr. Ramesh Para
Dr. Ramesh Para, CEO

By:	/s/ Harpreet Sangha
Harpreet Sangha, CFO

Pursuant to the requirements of the Securities Act of 1933, this Amendment to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Ramesh Para	CEO and director	April 23, 2018
Dr. Ramesh Para	(Principal Executive Officer)

/s/ Harpreet Sangha	CFO and Chairman of the Board	April 23, 2018
Harpreet Sangha	(Principal Financial and Accounting Officer)

/s/ Dr. Ravindranath Kancherla	Director	April 23, 2018
Dr. Ravindranath Kancherla

/s/ Dr. Pruthvinath Kancherla	Director	April 23, 2018
Dr. Pruthvinath Kancherla

/s/ Lawrence Cummins	Director	April 23, 2018
Lawrence Cummins

144,649,220 Shares of Common Stock

BLACK CACTUS GLOBAL, INC.

PROSPECTUS

_____________, 2018

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